Exhibit 4.2
EXECUTION COPY

TELVENT GIT, S.A.,
as Company,
BNY CORPORATE TRUSTEE SERVICES LIMITED,
as Trustee,
AND
THE BANK OF NEW YORK MELLON,
as Note Registrar, Paying Agent and Conversion Agent
INDENTURE
Dated as of APRIL 19, 2010
5.50% Senior Subordinated Convertible Notes due 2015

i

		Page
Section 8.05.	Revocation of Consents; Future Holders Bound	49

	ARTICLE 9
	Holders’ Meetings

Section 9.01.	Purpose of Meetings	49
Section 9.02.	Call of Meetings by Trustee	49
Section 9.03.	Call of Meetings by Company or Holders	50
Section 9.04.	Qualifications for Voting	50
Section 9.05.	Regulations	50
Section 9.06.	Voting	51
Section 9.07.	No Delay of Rights by Meeting	51

	ARTICLE 10
	Supplemental Indentures

Section 10.01.	Supplemental Indentures Without Consent of Holders	51
Section 10.02.	Supplemental Indentures with Consent of Holders	52
Section 10.03.	Effect of Supplemental Indentures	54
Section 10.04.	Notation on Notes	54
Section 10.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee	54

	ARTICLE 11
	Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01.	Company May Consolidate, Etc. on Certain Terms	54
Section 11.02.	Successor Company to Be Substituted	55
Section 11.03.	Opinion of Counsel to Be Given Trustee	56

	ARTICLE 12
	Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01.	Indenture and Notes Solely Corporate Obligations	56

	ARTICLE 13
	Subordination

Section 13.01.	Subordination	56

	ARTICLE 14
	Conversion of Notes

Section 14.01.	Conversion Privilege	57
Section 14.02.	Conversion Procedure; Settlement Upon Conversion	59
Section 14.03.	Adjustments to the Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	65
Section 14.04.	Adjustment of Conversion Rate	67
Section 14.05.	Adjustments of Prices	75

EXHIBIT
Exhibit A	Form of Note	A-1
Exhibit B	Spanish Withholding Tax Documentation Procedures for Notes Held Through an Account at DTC	B-1

v

     INDENTURE dated as of April 19, 2010 among TELVENT GIT, S.A., a corporation in the Kingdom of Spain, as issuer (the “Company”, as more fully set forth in Section 1.01), BNY CORPORATE TRUSTEE SERVICES LIMITED, as trustee (the “Trustee”, as more fully set forth in Section 1.01) and THE BANK OF NEW YORK MELLON, as note registrar, paying agent and conversion agent (the “Note Registrar”, “Paying Agent” and “Conversion Agent”, as more fully set forth in Section 1.01).
W I T N E S S E T H:
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.50% Senior Subordinated Convertible Notes due 2015 (the “Notes”), in an aggregate principal amount not to exceed $200,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     “Additional Amounts” shall have the meaning specified in Section 4.10(b).
     “Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.
     “Additional Shares” shall have the meaning specified in Section 14.03(a).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Authorized Person” means an Officer or the Chief Accounting Officer.
     “Averaging Period” shall have the meaning specified in Section 14.04(e).
     “Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.
     “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed or a day on which commercial banks in Madrid are closed for business.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Cash Settlement” shall have the meaning specified in Section 14.02(a).
     “Clause A Distribution” shall have the meaning specified in Section 14.04(c).
     “Clause B Distribution” shall have the meaning specified in Section 14.04(c).
     “Clause C Distribution” shall have the meaning specified in Section 14.04(c).
     “close of business” means 5:00 p.m. (New York City time).

     “Closing Sale Price” of the Ordinary Shares (or any other security for which a Closing Sale Price must be determined) on any Trading Day means the closing sale price per share or per such other security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Ordinary Shares (or such other security) are traded, or if the Ordinary Shares (or such other security) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, as reported by Pink OTC Markets Inc. or a similar organization. In the absence of such a quotation, the “Closing Sale Price” shall be determined by a nationally recognized securities dealer retained by the Company for that purpose. The Closing Sale Price, in each case, shall be determined without reference to extended or after hours trading.
     “Combination Settlement” shall have the meaning specified in Section 14.02(a).
     “Commission” means the U.S. Securities and Exchange Commission.
     “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
     “Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
     “Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, Chief Financial Officer, President, Executive or Senior Vice President, or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any other Officer.
     “Company Process Date” shall have the meaning specified in Section 14.02(a)(ii).
     “Continuing Director” means, as of any date of determination, any member of the Board of Directors who either was a member of the Board of Directors on April 19, 2010 or who was nominated for election or elected to the Board of Directors with the approval of a majority of the continuing directors who were members of the Board of Directors at the time of new director’s nomination or election. Solely for purposes of this definition, the phrase “or a committee of such board duly authorized to act for it hereunder” of the definition of Board of Directors shall be disregarded.
     “Conversion Agent” shall have the meaning specified in Section 4.02.
     “Conversion Date” shall have the meaning specified in Section 14.02(c).
     “Conversion Obligation” shall have the meaning specified in Section 14.01(a).
     “Conversion Period” with respect to any Note surrendered for conversion means the 20 consecutive Trading Day period:

     (a) with respect to any Conversion Date occurring during the period beginning on, and including, the 25th Scheduled Trading Day immediately preceding the Maturity Date and ending on, and including, the Scheduled Trading Day immediately preceding the Maturity Date, beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date;
     (b) with respect to any Conversion Date occurring after the date of issuance of a Redemption Notice and prior to the related Redemption Date, beginning on, and including, the 22nd Scheduled Trading Day immediately preceding such Redemption Date; and
     (c) in all other cases, beginning on, and including, the related Company Process Date (in the case of Combination Settlement) or the third Trading Day following the related Conversion Date (in the case of Cash Settlement).
     “Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.
     “Conversion Rate” shall have the meaning specified in Section 14.01(a).
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate Trust Administration or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Currency Exchange Rate” (tipo de cambio) means the 1 U.S. dollar = 0.7463 euro as reported on Bloomberg Page TKC1 on April 6, 2010.
     “Custodian” means the Note Registrar, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
     “Daily Conversion Value” means, for any Trading Days in the applicable Conversion Period, 1/20th of (a) the applicable Conversion Rate in effect on such Trading Day multiplied by (b) the Volume Weighted Average Price of the Ordinary Shares (or the unit of Reference Property in connection with a transaction provided for in Section 14.06) on such Trading Day.
     “Daily Measurement Value” means the Specified Dollar Amount, if any, divided by 20.
     “Daily Settlement Amount,” for each $1,000 principal amount of Notes, for each of the 20 consecutive Trading Days during the Conversion Period, shall consist of:
     (a) cash equal to the lesser of (1) the Daily Measurement Value and (2) the Daily Conversion Value; and

     (b) to the extent the Daily Conversion Value exceeds the Daily Measurement Value, a number of Ordinary Shares equal to (1) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (2) the Volume Weighted Average Price for such Trading Day.
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.
     “Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Distributed Property” shall have the meaning specified in Section 14.04(c).
     “Effective Date” shall have the meaning specified in Section 14.03(c).
     “Event of Default” shall have the meaning specified in Section 6.01.
     “Ex-Dividend Date” means the first date on which Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
     “Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
     “Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
     “Fundamental Change” shall be deemed to have occurred when any of the following occurs:
     (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange

Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body);
     (2) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;
     (3) the adoption of a plan relating to the Company’s liquidation or dissolution;
     (4) the consolidation or merger of the Company with or into any other person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:
     (a) any consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; or
     (b) any consolidation or merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Ordinary Shares solely into common stock or ordinary shares of the surviving entity; provided such common stock is, or such ordinary shares are, or will immediately be listed for trading on The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select; or
     (c) any consolidation or merger where the holders of the Company’s Ordinary Shares immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or immediately after such event; or
     (5) the Ordinary Shares (or other common stock or depositary receipts into which the Notes are convertible) are not listed for trading on The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select;
provided, however, that a transaction or transactions described in clause (1) or (4) above shall not constitute a Fundamental Change if, in connection with such transaction or event, or as a result therefrom, more than 90% of the consideration paid for the Ordinary Shares (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consists of shares of Publicly Traded Securities, and as a result of this transaction or transactions the Notes become convertible into cash, Reference Property constituting such Publicly Traded Securities, or a combination thereof, as applicable.
     “Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(c).

     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01(a).
     “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.01(b)(i).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.01(a).
     “Global Note” shall have the meaning specified in Section 2.05(b).
     “Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.
     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     “Initial Purchasers” means Barclays Capital Inc., RBS Securities Inc., ING Financial Markets LLC and Canaccord Adams Inc.
     “Instructions” means any written notices, written directions or written instructions received by the Trustee, Paying Agent, Conversion Agent or Note Registrar in accordance with the provisions of this Indenture from an Authorized Person or from a person reasonably believed by the Trustee, Paying Agent, Conversion Agent or Note Registrar to be an Authorized Person.
     “Interest Payment Date” means each April 15 and October 15 of each year, beginning on October 15, 2010.
     “Interest Record Date,” with respect to any Interest Payment Date, shall mean the April 1 or October 1 (whether or not such day is a Business Day) immediately preceding the applicable April 15 or October 15 Interest Payment Date, respectively.
     “Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by any party.
     “Make-Whole Fundamental Change” means (a) a Redemption of the Notes or (b) any transaction or event that constitutes a Fundamental Change pursuant to clause (1), (3), (4) or (5) of the definition thereof (as determined after giving effect to any exceptions to or exclusions from such definition, but without regard to clause (4)(c) of the definition thereof) pursuant to which 90% or less of the consideration for Ordinary Shares (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of Publicly Trade Securities.
     “Market Disruption Event” means (a) a failure by the securities exchange or market referenced in the definition of Trading Day to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Ordinary Shares of an aggregate one half-hour of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by a stock exchange or otherwise) in the Ordinary Shares or in any option contracts or futures contracts relating to the Ordinary Shares.
     “Maturity Date” means April 15, 2015.
     “Measurement Period” shall have the meaning specified in Section 14.01(b)(i).
     “Mercantile Registry” means the Mercantile Registry (Registro Mercantil) of the province where the corporate domicile of the Company is located at any given time.
     “Merger Event” shall have the meaning specified in Section 14.06(a).
     “New Issue Requirements” means the approval of a resolution by the Company’s shareholders’ meeting authorizing the satisfaction of the Company’s Conversion Obligation by the issuance and delivery of new Ordinary Shares and (ii) the registration of such resolution with the relevant Mercantile Registry.
     “Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
     “Note Register” shall have the meaning specified in Section 2.05(a).
     “Note Registrar” shall have the meaning specified in Section 2.05(a).
     “Notice of Conversion” shall have the meaning specified in Section 14.02(b).
     “Offering Memorandum” means the preliminary offering memorandum dated April 5, 2010, as supplemented by the pricing term sheet dated April 6, 2010, relating to the offering and sale of the Notes.
     “Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive or Senior Vice President, or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”).
     “Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and an Authorized Person. Each such certificate shall include the statements provided for in Section 17.06 unless otherwise specified in such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.
     “open of business” means 9:00 a.m. (New York City time).
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee,

that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.06.
     “Ordinary Shares” means the ordinary shares of the Company, nominal value € 3.00505 per share, at the date of this Indenture, subject to Section 14.06.
     “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
     (b) Notes, or portions thereof, for the payment or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with the Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that, if any such Note is repurchased, the Holder thereof shall have delivered a Fundamental Change Repurchase Notice in accordance with Article 15;
     (c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and
     (d) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08.
     “Paying Agent” shall have the meaning specified in Section 4.02.
     “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.
     “Physical Settlement” shall have the meaning specified in Section 14.02(a).
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
     “Proceedings” shall have the meaning specified in Section 17.15.

     “Publicly Traded Securities” means shares of common stock, ordinary shares or depositary receipts that are traded or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so traded or quoted immediately following the completion of a Fundamental Change described in clause (1) or (4) of the definition thereof.
     “Record Date” shall have the meaning specified in Section 14.04(f).
     “Redemption” shall have the meaning specified in Section 16.01(a).
     “Redemption Date” shall have the meaning specified in Section 16.02(a).
     “Redemption Notice” shall have the meaning specified in Section 16.02(a).
     “Redemption Price” shall have the meaning specified in Section 16.01(a).
     “Reference Property” shall have the meaning specified in Section 14.06(a).
     “Relevant Date” shall have the meaning specified in Section 4.10(c).
     “Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Securities” shall have the meaning specified in Section 2.05(c).
     “Rule 144A” means Rule 144A as promulgated under the Securities Act.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Ordinary Shares are listed or admitted for trading. If the Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Senior Credit Facility” means the syndicated facilities agreement dated as of March 23, 2010, by and among ING Bank N.V. London Branch (as agent); ING Belgium, S.A., Sucursal en España; Caja de Ahorros y Monte de Piedad de Madrid (also known as Caixa d’Estalvis i Pensions de Barcelona); Barclays Bank, S.A.; and The Royal Bank of Scotland N.V., Sucursal en España (collectively, as lenders), and the Company, including any renewal, refinancing (in the form of a senior credit facility or similar agreement), replacement, refunding, amendment, extension or modification thereof.
     “Settlement Amount” has the meaning specified in Section 14.02(a)(vii).
     “Settlement Date” means, with respect of any conversion, the date on which the Settlement Amount becomes due and payable as set forth in Section 14.02(c).
     “Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
     “Settlement Notice” has the meaning specified in Section 14.02(a)(vi).
     “Share Price” shall have the meaning specified in Section 14.03(c).
     “Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.
     “Specified Dollar Amount” means the dollar amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to such Notes.
     “Spin-Off” shall have the meaning specified in Section 14.04(c).
     “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
     “Successor Company” shall have the meaning specified in Section 11.01(a).
     “Tax Certification and Conversion Processing Agency Agreement” means the Tax Certification and Conversion Processing Agency Agreement dated April 19, 2010 among the Company and the Tax Certification and Conversion Processing Agent, as amended, supplemented, modified, replaced or restated from time to time in accordance with its terms.
     “Tax Certification and Conversion Processing Agent” means Acupay System LLC, a New York limited liability company, or any successor Tax Certification and Conversion Processing Agent appointed in accordance with the terms of the Tax Certification and Conversion Processing Agency Agreement.
     “Tax Certification Procedures” means the procedures to collect certain information with respect to the Notes or beneficial owners thereof set forth in Exhibit B, as such procedures may be amended, supplemented, modified or replaced from time to time in accordance with the terms of the Tax Certification and Conversion Processing Agency Agreement and this Indenture.

     “Taxing Jurisdiction” shall have the meaning specified in Section 4.10(g).
     “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Ordinary Shares generally occurs on The NASDAQ Global Select Market or, if the Ordinary Shares are not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the Ordinary Shares are then listed or admitted for trading, except that if the Ordinary Shares (or other security for which a Volume Weighted Average Price must be determined) are not so listed or admitted for trading, “Trading Day” means a Business Day.
     “Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, which may include one or more of the Initial Purchasers; provided that if at least two such bids cannot reasonably be obtained by the Bid Solicitation Agent, but one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer or in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then for purposes of Section 14.01(b)(i) only, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Ordinary Shares on such determination date and the applicable Conversion Rate.
     “transfer” shall have the meaning specified in Section 2.05(c).
     “Trigger Event” shall have the meaning specified in Section 14.04(c).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
     “unit of Reference Property” shall have the meaning specified in Section 14.06(a).
     “U.S.$” or “$” shall refer to the legal currency of the United States.
     “Valuation Period” shall have the meaning specified in Section 14.04(c).

     “Volume Weighted Average Price” means, for each Ordinary Share on any Trading Day during the applicable Conversion Period, such price as displayed on Bloomberg (or any successor service) page “TLVT.UQ <EQUITY> AQR” in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time on such Trading Day (or if such volume-weighted average price is unavailable, the market value per Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Volume Weighted Average Price” shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
     Section 1.02. Additional Interest and Additional Amounts. (a) Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include (i) Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03 and (ii) Additional Amounts if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.10.
     (b) For the avoidance of doubt, references to “principal” or “principal amount” or delivery of cash and/or Ordinary Shares upon the exercise of a Holder’s conversion right in this Indenture shall be deemed to include Additional Amounts if, in such context, Additional Amounts are, were or would be payable pursuant to Section 4.10.
     (c) Any express mention of Additional Interest or Additional Amounts in any provision hereof shall not be construed as excluding Additional Interest or Additional Amounts in those provisions hereof where such express mention is not made.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
     Section 2.01. Designation and Amount. The Notes shall be designated as the “5.50% Senior Subordinated Convertible Notes due 2015.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $200,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 10.04, Section 14.02 and Section 15.03.
     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
     Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
     Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.
     (b) Except as set forth in Section 14.02(h), the Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes. The Company shall pay interest (i) on any Physical Notes either by check mailed to the Holders of these Notes or by wire transfer in immediately available funds at the election of the Holders of these Notes duly delivered to the Paying Agent at least five Business Days prior to the relevant Interest Record Date, which election shall remain in effect until the Holder notifies, in writing, the Paying Agent to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     (c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date by virtue of its having been such Holder but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
     (i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).
     (ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any member of the Company’s Board of Directors, the Chief Financial Officer or the Secretary.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes in New York City, without any further action by the Company hereunder.
     Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee (or the authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
     In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.
     Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the office of the Note Registrar a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Bank of New York Mellon is hereby appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
     Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     All Notes presented or surrendered for registration of transfer or for exchange, repurchase, redemption or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
     No service charge shall be charged to the Holder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any tax or other similar governmental charge required by law or permitted pursuant to Section 14.02(e).
     None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16.
     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
     (c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Ordinary Shares issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
     Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Ordinary Shares, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold to a “qualified institutional buyer” (within the meaning of Rule 144A) in compliance with Rule 144A or pursuant to the exemption from registration provided by Rule 144, if available, or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Holder thereof in writing, with notice thereof to the Trustee):
     THE SECURITY EVIDENCED BY THIS CERTIFICATE AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT:
     (2) AGREES FOR THE BENEFIT OF TELVENT GIT, S.A. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
     (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (C) PURSUANT TO (1) THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
     (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C)(1) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

     (4) REPRESENTS THAT ITS PURCHASE AND HOLDING OF THE SECURITY AND THE ORDINARY SHARES THAT MAY BE ISSUABLE UPON CONVERSION OF THE SECURITY IS EITHER (A) NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW OR (B) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). The Company shall promptly notify the Trustee and the Note Registrar upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Ordinary Shares issued upon conversion of the Notes has been declared effective under the Securities Act.
     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).
     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian.

     If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed by the Company within 60 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 60 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of the Notes requests that its Notes be issued as Physical Notes, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Physical Notes to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.
     Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
     At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
     None of the Company, the Trustee, Note Registrar, Paying Agent and Conversion Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     (d) Until the Resale Restriction Termination Date, any stock certificate representing Ordinary Shares issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Ordinary Shares have been transferred pursuant to a registration statement that has been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or to a qualified institutional buyer in compliance with Rule 144A or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Ordinary Shares have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or to a qualified institutional buyer in compliance with Rule 144A or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Holder of such Notes with written notice thereof to the Trustee and any transfer agent for the Ordinary Shares):
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;
     (2) AGREES FOR THE BENEFIT OF TELVENT GIT, S.A. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
     (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (C) PURSUANT TO (1) THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
     (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C)(1) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND
     (4) REPRESENTS THAT ITS PURCHASE AND HOLDING OF THE SECURITY AND THE ORDINARY SHARES THAT MAY BE ISSUABLE UPON CONVERSION OF THE SECURITY IS EITHER (A) NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN SUBJECT TO TITLE I OF ERISA,

SECTION 4975 OF THE CODE OR ANY SIMILAR LAW OR (B) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     Any such Ordinary Shares as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such Ordinary Shares for exchange in accordance with the procedures of the transfer agent for the Ordinary Shares, be exchanged for a new certificate or certificates for a like aggregate number of Ordinary Shares, which shall not bear the restrictive legend required by this Section 2.05(d).
     (e) If any proposed transfer of the Notes or Ordinary Shares, if any, issuable upon conversion of the Notes is pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available, or any other available exemption from the registration requirements of the Securities Act, the Holder must, prior to such transfer, furnish to the Trustee, such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Unless otherwise agreed by the Company and the Holder thereof, the legend set forth in Section 2.05(d) or Section 2.05(c), as applicable, will be removed upon the earlier of (i) the transfer of the Notes or Ordinary Shares, as the case may be, pursuant to (A) the exemption from registration provided by Rule 144 under the Securities Act, if available, or (B) a registration statement which has been declared effective under the Securities Act and which continues to be effective at the time of such transfer or (ii) the expiration of the one-year period after the date on which the Notes or Ordinary Shares, as the case may be, were originally issued.
     (f) Any Note or Ordinary Shares issued upon the conversion of a Note that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Ordinary Shares, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).
     Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or the authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the

Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, the Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.
     Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.
     Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or the authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.
     Section 2.08. Cancellation of Notes Paid, Converted, Etc. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or the Paying Agent or any Note Registrar or the Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
     Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
     Any Notes that are, when issued, Restricted Securities shall be issued with a restricted CUSIP number. Until such time as the Company notifies the Trustee to remove the restrictive legend specified in Section 2.05(c) from the Notes, the restricted CUSIP shall be the CUSIP number for the Notes.
     Section 2.10. Additional Notes; Repurchases. The Company may, without notice to or the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and increase the principal amount of the Notes outstanding by issuing additional Notes hereunder with the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes; provided that such differences do not cause the additional Notes to constitute a different class of securities than the Notes for U.S. federal income tax purposes; and provided further, that the additional Notes have the same CUSIP number as the Notes initially issued hereunder. The Notes initially issued hereunder and any additional Notes would rank equally and ratably and would be treated as a single class for all purposes under this Indenture. No additional Notes may be issued if any Event of Default has occurred and is continuing with respect to the Notes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request. The Company may, to the extent permitted by law, repurchase any Notes in the open market or by tender offer at any price or by private agreement without prior notice to Holders. Any Notes repurchased by the Company may, at its option, be surrendered to the Payment Agent for cancellation pursuant to Section 2.08, but may not be reissued or resold by the Company. Any Notes surrendered for cancellation may not be reissued or resold and shall be promptly cancelled and be deemed to be no longer outstanding under this Indenture.
ARTICLE 3
Satisfaction and Discharge
     Section 3.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the request and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, any Redemption Date, upon conversion or otherwise, cash or cash, Ordinary Shares or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.
ARTICLE 4
Particular Covenants of the Company
     Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain in New York City, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, repurchase or redemption (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee without any prejudice to any remedies that Holders may have against the Company hereunder.
     The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York City, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
     The Company hereby initially designates The Bank of New York Mellon as the Note Registrar, Paying Agent, Conversion Agent and Custodian.
     Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than The Bank of New York Mellon, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;
     (ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, at least one Business Day prior to each due date of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the Business Day prior to the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date. The Paying Agent shall have no obligation to make any payment unless and until the Company has deposited such sums with the Paying Agent.

     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.
     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or the Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or the Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
     (d) Any money and Ordinary Shares deposited with the Trustee or the Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Ordinary Shares, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money and Ordinary Shares remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and Ordinary Shares then remaining will be repaid or delivered to the Company; provided, further, that if the Notes are registered solely in the name of the Depositary, notice to the Depositary shall be sufficient.
     Section 4.05. Existence. Subject to Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any Ordinary Shares issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act (assuming these securities are not owned by an Affiliate of the Company), furnish to the

Holders, beneficial owners or prospective purchaser of such Notes or any Ordinary Shares issued upon conversion of such Notes, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Ordinary Shares pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Ordinary Shares may reasonably request to the extent required from time to time to enable such Holder or beneficial owner to sell such Notes or Ordinary Shares in accordance with Rule 144A, as such rule may be amended from time to time.
     (b) The Company shall deliver to the Trustee and Paying Agent copies of any annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) within 15 days after the same are required to be filed with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee and Paying Agent for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system.
     (c) Delivery of the reports and documents described in subsection (b) above to the Trustee and Paying Agent is for informational purposes only, and the receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).
     (d) If, at any time during the six-month period beginning on, and including, the date which is six months after the last original issuance date of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K and Form 6-K, as applicable), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act. No Additional Interest under this Section 4.06(d) will accrue after such six month period, regardless of whether such failure has occurred or is continuing.
     (e) If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 365th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Notes are freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes).

     (f) Additional Interest will be payable in arrears on each Interest Payment Date following the late filing in the same manner as regular interest on the Notes. The Company will not pay any Additional Interest or other amounts on the Ordinary Shares, if any, received upon conversion.
     (g) The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03.
     (h) If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.
     Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2010) an Officers’ Certificate stating whether or not the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture, including whether or not any default has occurred and, if so, specifying each such failure and the nature thereof.
     In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after an Officer of the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.
     Section 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 4.10. Payment of Additional Amounts. All amounts payable (whether in respect of principal, interest, any Additional Interest on the Notes payable by the Company, delivery of cash and/or Ordinary Shares upon the exercise of a Holder’s conversion right or otherwise) in respect of the Notes by the Company will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law.
     (b) In the event any such withholding or deduction is required by law, the Company shall pay to Holders of the Notes such additional amounts (“Additional Amounts”) as will result in receipt by the beneficial owners of Notes of such amounts that would otherwise have been receivable by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable in respect of any Note:
     (i) to a beneficial owner of such Note who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of it (or the beneficial owner for whose benefit it holds such Note) having some connection with Spain other than the mere holding of such Note (or such beneficial interest); or
     (ii) to a beneficial owner of such Note in respect of whom the Company does not receive such information (which may include a tax residence certificate) concerning such beneficial owner’s identity and tax residence (or the identity and tax residence of the beneficial owner for whose benefit it holds such Note) pursuant to the Tax Certification Procedures as it may require in order to comply with applicable legislation or regulation; or
     (iii) presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant beneficial owner of such Note would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days; or
     (iv) where the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or
     (v) presented for payment (where presentation is required) by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a Member State of the European Union; or
     (vi) to or for the benefit of an individual resident for tax purposes in Spain; or
     (vii) to or for the benefit of a Spanish-resident legal entity subject to Spanish Corporate Income Tax if the Spanish tax authorities determine that the Notes do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004 or otherwise require a withholding to be made; or
     (viii) in the case of any combination of items listed in (i) through (vii) above.
     (c) For purposes of Section 4.10(b)(iii), the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the monies payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which the full amount of such monies having been so received and being available for payment to Holders, notice to that effect having been duly given to the Holders in accordance with this Indenture.
     (d) Additional Amounts shall not be paid with respect to any payment to a Holder of Notes who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder of the Notes.
     (e) At least ten Business Days prior to the first Interest Payment Date (and at least ten Business Days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), the Company shall furnish to the Trustee and the Paying Agent an Officers’ Certificate instructing the Trustee and the Paying Agent whether payments of principal of or interest on the Notes due on such Interest Payment Date shall be without deduction or withholding for or on account of any tax. If any such deduction or withholding shall be required, prior to such Interest Payment Date, the Issuer shall furnish the Trustee and the Paying Agent with an Officers’ Certificate which specifies the amount, if any, required to be withheld on such payment to Holders of the Notes and certifies that the Company shall pay such withholding or deduction. The Trustee and the Paying Agent shall be entitled to conclusively rely on such Officers’ Certificate and shall have no responsibility whatsoever of any nature to determine whether any withholding or any other tax is due or payable, the amount thereof or the amount of or obligation to pay any Additional Amounts.
     (f) Upon request, the Company shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of taxes in respect of which the Company has paid any Additional Amount. The Company shall make copies of such documentation available to the Holders of the Notes or the Paying Agent upon request.
     (g) In the case of any merger, consolidation, sale, conveyance, transfer or lease permitted under Section 11.01, if the Successor Company’s jurisdiction of incorporation or residence for tax purposes (the “Taxing Jurisdiction”) is not Spain or the United States, Additional Amounts shall be payable under the Notes for any withholding taxes imposed by the Successor Corporation’s Taxing Jurisdiction (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having power to tax described above under this Section 4.10) on all payments made on or after the date of the merger, consolidation, sale, conveyance, transfer or lease rather than taxes imposed on those payments by Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having power to tax. Subject to the exceptions in this Section 4.10, Additional Amounts will be payable prior to the date of the merger, consolidation, sale, conveyance, transfer or lease (and Additional Amounts for payments of interest or principal made on or prior to the date of an assumption under Section 11.02) only for taxes imposed by Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having power to tax as provided in this Section 4.10.
     Section 4.11. Tax Certification Procedures. The Paying Agent, the Conversion Agent, the Company, the Depositary and the Tax Certification and Conversion Processing Agent have agreed to certain procedures to collect certain information with respect to beneficial owners of the Notes pursuant to and in accordance with the Tax Certification Procedures set forth in Exhibit B hereto.
     Section 4.12. Maintenance of Tax Certification Procedures. So long as any principal amount of the Notes remains outstanding, the Company shall, insofar as it is practicable, maintain, implement or arrange for the implementation of Tax Certification Procedures that will facilitate the collection of information concerning the Notes or the beneficial owners thereof, so long as such collection is required under Spanish laws and regulations or any judicial or administrative interpretation thereof to allow all amounts payable (whether in respect of principal, interest, any Additional Interest on the Notes payable by the Company, delivery of cash and/or Ordinary Shares upon the exercise of a Holder’s conversion right or otherwise) on the Notes to be paid free and clear of Spanish withholding tax or deduction.
ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee
     Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each April 15 and October 15 in each year beginning with October 15, 2010 and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
     Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6
Defaults and Remedies
     Section 6.01. Events of Default. The following events shall be “Events of Default” with respect to the Notes:
     (a) failure by the Company to pay any interest or Additional Amounts on any Note when due and payable, and such failure continues for a period of 30 calendar days;
     (b) failure by the Company to pay principal of any Note when due and payable on the Maturity Date or the Fundamental Change Repurchase Price payable upon a Fundamental Change, in respect of any Notes when due;
     (c) failure by the Company to pay the Redemption Price payable upon Redemption in respect of any Notes when due;
     (d) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right;
     (e) failure by the Company to comply with the covenants set forth under Article 11;
     (f) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.01(c) or notice of the anticipated effective date of a Fundamental Change in accordance with Section 14.01(b)(iii), in each case when due;
     (g) failure by the Company to provide notice of a specified corporate event in accordance with Section 14.01(b)(ii) when due;
     (h) failure by the Company to perform or observe any term, covenant or agreement contained in the Notes or this Indenture for a period of 60 calendar days after written notice of such failure has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding;
     (i) failure by the Company or any Subsidiary of the Company to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any Subsidiaries of the Company in an aggregate amount in excess of $15,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;
     (j) a final judgment for the payment in excess of $15,000,000 (excluding any amounts covered by insurance) rendered against the Company or any Subsidiaries of the Company, which judgment is not discharged or stayed within 60 calendar days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (ii) the date on which all rights to appeal or petition for review have been extinguished;

     (k) the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (l) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.
     Section 6.02. Acceleration; Rescission and Annulment. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(k) or Section 6.01(l) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(k) or Section 6.01(l) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the principal of, and accrued and unpaid interest on, all Notes shall be automatically and immediately due and payable.
     This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, (a) the Company shall have paid (or deposited with the Trustee a sum sufficient to pay) (i) all overdue interest (including Additional Interest, if any) upon all Notes; (ii) the principal amount of any and all Notes that shall have become due otherwise than by such declaration of acceleration; (iii) to the extent that payment of such interest is lawful, interest on overdue installments of accrued and unpaid interest (including Additional Interest, if any); and (iv) amounts due to the Trustee pursuant to Section 7.06, and (b) all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such declaration of acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) a default in the payment of accrued and unpaid interest, if any, or Additional Amounts on, or the principal (including any Fundamental Change Repurchase Price and Redemption Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to deliver the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.
     Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.25% of the principal amount of the Notes outstanding from, and including, the date on which such Event of Default first occurs to, but excluding the 90th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On such 90th day, if such Event of Default is continuing, such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03, the Notes shall be subject to acceleration as provided in Section 6.02.
     In order to elect to pay Additional Interest as the sole remedy during the first 90 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 90-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
     Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a), (b) or (c) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
     In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee pursuant to Section 7.06) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee pursuant to Section 7.06, be for the ratable benefit of the Holders of the Notes.
     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.
     Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First, to the payment of all amounts due the Trustee under Section 7.06;
     Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;
     Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price, Redemption Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon conversion) and accrued and unpaid interest; and

     Fourth, to the payment of the remainder, if any, to the Company.
     Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price) or interest when due, or the right to receive payment or delivery, as the case may be, of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
     (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided;
     (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
     (c) such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any costs, liability or expense to be incurred therein or thereby;
     (d) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
     (e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in principal amount of the Notes outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, (y) accrued and unpaid interest and Additional Amounts on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or deliver, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

     Section 6.07. Proceedings by Trustee. In case of an Event of Default the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
     Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a failure by the Company to pay principal (including any Fundamental Change Repurchase Price and the Redemption Price) of, or interest or Additional Amounts on, any Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to convert any Notes into cash, Ordinary Shares or a combination thereof as required by Section 14.02 or (iii) a failure by the Company to comply with any of the provisions of this Indenture that would require the consent of the Holder of each outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 6.10. Notice of Defaults. The Company shall notify the Trustee promptly upon becoming aware of the occurrence of any Default. Following receipt of such notice, the Trustee is then required, within 90 calendar days, to provide notice of such Default to all Holders as the names and addresses of such Holders appear upon the Note Register. The Trustee may withhold notice to the Holders of any Default, including any Defaults that shall have been cured or waived; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), accrued and unpaid interest on or Additional Amounts on any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.
     Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price and the Redemption Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.
ARTICLE 7
Concerning the Trustee
     Section 7.01. Duties and Responsibilities of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Notwithstanding the forgoing or any other provision in this Indenture, the Trustee will be under no obligation to exercise any of the rights or powers under or pursuant to this Indenture and the Notes at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction or the taking, or failure to take, any particular action or the exercise of such right or power.
     (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
     (i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
     (c) the Trustee shall not be liable for action taken, suffered or omitted to be taken by it in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
     (d) notwithstanding any other provision of this Indenture and whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section, Section 7.02 and Section 7.06;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or the Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
     (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;
     (h) notwithstanding any other provision of this Indenture and whether or not therein provided, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to the Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent;
     (i) notwithstanding any other provision in this Indenture and whether or not therein provided, none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability, including, for the avoidance of doubt, compensation for its services hereunder, in the performance of any of its duties or in the exercise of any of its rights or powers; and
     (j) the Trustee shall not be required to do anything which it believes is illegal or contrary to any applicable law or regulation.
     Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
     (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) the Trustee may consult with counsel and require an opinion of counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities that may be incurred therein or thereby;
     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
     (g) the permissive rights of the Trustee enumerated herein shall not be construed as duties;
     (h) the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture; and
     (i) in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more Holders or groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, each pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may, but shall not be obligated to, determine what action, if any, shall be taken and the Trustee shall suffer no liability from so determining or not determining what action, if any, shall be taken, as the case may be, or otherwise from failing to act.
     In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes.
     Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or the Ordinary Shares. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
     Section 7.04. Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar.

     Section 7.05. Monies and Ordinary Shares to Be Held in Trust. All monies and Ordinary Shares received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and Ordinary Shares held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or Ordinary Shares received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
     Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith (other than as Holder of Notes) and its officers, directors, employees, representatives and agents for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.
     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(k) or Section 6.01(l) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 7.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
     Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
     No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
     Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
ARTICLE 8
Concerning the Holders
     Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
     Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
     Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, the authenticating agent, the Paying Agent, the Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor the Paying Agent nor the Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
     Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of the outstanding Notes have concurred in any modification, amendment or waiver of the terms of this Indenture, Notes that are owned by the Company or by any Affiliate of the Company shall be disregarded (from both the numerator and denominator) and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such modification, amendment or waiver only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to

Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
     Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 9
Holders’ Meetings
     Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
     (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
     Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.

     Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
     Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.
     Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
     Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairperson of the meeting to be not outstanding. The chairperson of the meeting shall have no right to vote other than by virtue of Notes held by the chairperson or instruments in writing as aforesaid duly designating the chairperson as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairperson and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.
ARTICLE 10
Supplemental Indentures
     Section 10.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee and all of the agents appointed under this Indenture, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to provide for conversion rights of Holders of the Notes and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Ordinary Shares, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entity;
     (b) to secure the Notes;
     (c) to provide for the assumption of the Company’s obligations to the Holders of the Notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;
     (d) to surrender any right or power conferred upon the Company;

     (e) to add to the covenants of the Company for the benefit of the Holders;
     (f) to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture or the Notes; provided that such modification or amendment does not adversely affect the interests of the Holders of the Notes in any material respect; provided, further, that any amendment made solely to conform the provisions of this Indenture to the “Description of the Notes” contained in the Offering Memorandum will not be deemed to adversely affect the interests of the Holders of the Notes;
     (g) to make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of the Notes in any respect;
     (h) to increase the Conversion Rate;
     (i) to add guarantees of obligations under the Notes; or
     (j) to provide for a successor trustee.
     Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
     Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee and all of the agents appointed under this Indenture, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:
     (a) change the Maturity Date of any Notes;
     (b) reduce the rate of or extend the stated time for payment of interest (including Additional Interest) on any Note;

     (c) reduce the principal of any Notes;
     (d) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (e) change the Company’s obligations to pay Additional Amounts on any Notes;
     (f) impair the right of any Holder to receive payment of principal of and interest, including Additional Interest and Additional Amounts, if any, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (g) change the currency in which any Notes are payable;
     (h) modify the Redemption Price or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (i) affect the right of a Holder to convert any Notes into cash, Ordinary Shares or a combination thereof or reduce the number of Ordinary Shares or amount of property, including cash, receivable upon conversion pursuant to the terms of this Indenture;
     (j) change the Company’s obligation to maintain an office or agency as set forth in Section 4.02;
     (k) modify this Article 10 relating to modification of this Indenture or the waiver provisions in Section 6.01 or Section 6.09; or
     (l) reduce the percentage of Notes required for consent to any modification of this Indenture that does not require the consent of each affected Holder pursuant to this Section 10.02.
     No modification or amendment may be made to the subordination provisions of this Indenture if such modification or amendment would adversely affect the rights of any holder of senior indebtedness of the Company then outstanding unless holders of such senior indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.
     This Indenture (including the terms and conditions of the Notes) may be modified or amended, except as described above, with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding.
     Upon the written request of the Company, and upon the filing with the Trustee and all of the agents appointed under this Indenture of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and all of the agents appointed under this Indenture shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s or such agents’ own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or such agents may in their discretion, but shall not be obligated to, enter into such supplemental indenture.

     Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.
     Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
     Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by the Indenture.
ARTICLE 11
Consolidation, Merger, Sale, Conveyance and Lease
     Section 11.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not, in a single transaction or a series of related transactions, consolidate with, merge with or into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:
     (a) Either (i) the Company is the continuing corporation or (ii) the resulting, surviving or transferee Person (the “Successor Company”), if other than the Company, shall be a corporation organized and existing under the laws of the Kingdom of Spain, the United Kingdom or the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture in a form reasonably satisfactory to the Trustee and all of the agents appointed under this Indenture, all of the obligations of the Company under the Notes and this Indenture;
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and
     (c) if as a result of such transaction the Notes become convertible into ordinary shares, common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such Successor Company under the Notes and this Indenture.
     For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to another Person.
     Section 11.02. Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, except in the case of a lease of all or substantially all of the Company’s properties and assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 11 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

     In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
     The Successor Company shall also be entitled to redeem the Notes pursuant to Article 16 for any change or amendment to, or change in the application or interpretation of, the laws or regulations of such entity’s taxing jurisdiction or the issuance of a tax ruling or action taken by the Spanish tax authorities applying or interpreting such laws or regulations (which becomes effective or is announced on or after the date of the merger, consolidation, sale, conveyance, transfer or lease).
     Section 11.03. Opinion of Counsel to Be Given Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.
ARTICLE 12
Immunity of Incorporators, Shareholders, Officers and Directors
     Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation or entity, either directly or through the Company or any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 13
Subordination
     Section 13.01. Subordination. (a) The Notes constitute the Company’s direct and unsecured obligations (créditos ordinarios) and rank pari passu and ratably, without any preference among themselves and shall rank, save for the Senior Credit Facility, at least equally with all of the Company’s other present and future unsecured and unsubordinated obligations, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

     (b) The Company’s payment obligations under the Notes shall be subordinated to its payment obligations in respect of the Senior Credit Facility to the effect that in the event that the Company is in liquidation (liquidación), subject to insolvency proceedings (concurso) or generally unable to meet its payment obligations, the Holders’ entitlement to any payment to be received in respect of the Notes shall be subordinated.
     (c) The Company shall not incur, directly or indirectly, or otherwise become liable for, any indebtedness, other than the Senior Credit Facility, that is senior in right of payment to the Notes.
ARTICLE 14
Conversion of Notes
     Section 14.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding January 15, 2015 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) irrespective of the conditions described in Section 14.01(b), on or after January 15, 2015 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 29.2590 Ordinary Shares (subject to adjustment as provided in Section 14.04, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Conversion Obligation”).
     (b) (i) Prior to the close of business on the Business Day immediately preceding January 15, 2015 the Notes may be surrendered for conversion during the five consecutive Business Day period immediately following any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of such Measurement Period was less than 98% of the product of the Closing Sale Price of the Ordinary Shares for each day during the Measurement Period and the applicable Conversion Rate. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent of the two independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder requests the Company to do so, at which time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes for each Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Ordinary Shares and the applicable Conversion Rate. If the Company does not instruct the Bid Solicitation Agent to obtain bids when required, or the Bid Solicitation Agent does not obtain such bids when instructed to do so by the Company, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Ordinary Shares and the applicable Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee, the Bid Solicitation Agent (if other than the Trustee) and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Closing Sale Price of the Ordinary Shares and the applicable Conversion Rate, the Company shall so notify the Holders of the Notes, the Trustee, the Bid Solicitation Agent (if other than the Trustee) and the Conversion Agent (if other than the Trustee). The Company shall initially act as the Bid Solicitation Agent, but it may appoint any other Person to be the Bid Solicitation Agent without prior notice. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility or liability for any determinations made in connection with the foregoing provisions.
     (ii) Prior to the close of business on the Business Day immediately preceding January 15, 2015, if the Company elects to:
     (A) distribute to all or substantially all holders of its Ordinary Shares rights or warrants entitling them to purchase, for a period of 45 calendar days or less from the issuance date for such distribution, its Ordinary Shares at a price per share less than the average of the Closing Sale Prices of the Ordinary Shares for the 10 Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution; or
     (B) distribute to all or substantially all holders of its Ordinary Shares the Company’s cash or other assets, debt securities or rights to purchase securities of the Company (other than pursuant to a rights plan), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 45 Business Days prior to the Ex-Dividend Date for such distribution, except that the Company may notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) 25 Business Days prior to such Ex-Dividend Date if the Company settles any conversions during the period beginning on, and including, the date on which the Company notifies Holders of such distribution and ending on, and including, the Business Day preceding the relevant Ex-Dividend Date (or any announcement by the Company that such distribution will not take place) by Physical Settlement or Cash Settlement. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of (1) the close of business on the Business Day preceding such Ex-Dividend Date or (2) the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time. A Holder shall not convert any of its Notes pursuant to this paragraph of Section 14.01(b)(ii) if it will otherwise participate in the distribution, at the same time and on the same terms as a holder of Ordinary Shares as if such Holder held a number of Ordinary Shares per $1,000 principal amount of Notes equal to the applicable Conversion Rate, without conversion, as a result of holding the Notes.
     In addition to the foregoing conversion right, the Notes may be surrendered for conversion if the Company is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its property and assets that does not constitute a Fundamental Change or a Make-Whole Fundamental Change, in each case, pursuant to which the Ordinary Shares would be converted into cash, securities and/or other property. The Company shall notify all Holders of the Notes at least 45 Business Days prior to the anticipated effective date for any such transaction. In such event, the Notes may be surrendered for conversion at any time beginning 45 Business Days prior to the date the Company notifies all Holders of the Notes as being the anticipated effective date of the transaction and until and including the date which is 15 calendar days after the date that is the actual effective date of such transaction.
     (iii) Prior to the close of business on the Business Day immediately preceding January 15, 2015, if a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to purchase the Notes pursuant to Section 15.01, or if the Company calls any or all of the Notes for redemption pursuant to Article 16, the Notes may be surrendered for conversion at any time on or after the effective date of such transaction until (i) in the case of a Fundamental Change, the close of business on the Business Day preceding the relevant Fundamental Change Repurchase Date, (ii) in the case of a Redemption, the close of business on the Business Day preceding the relevant Redemption Date or (iii) in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for clause (4)(c) of the definition thereof, the 25th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change. The Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) of the anticipated effective date of any Fundamental Change or Make-Whole Fundamental Change at least 20 calendar days prior to such date.
     (iv) Prior to the close of business on the Business Day immediately preceding January 15, 2015, the Notes may be surrendered for conversion on any date during any calendar quarter beginning after June 30, 2010 (and only during such calendar quarter), if the Closing Sale Price of the Ordinary Shares was more than 130% of the applicable Conversion Price for at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter. The Company shall notify the Trustee and the Conversion Agent if the Notes become convertible in accordance with this clause (iv).
     Section 14.02. Conversion Procedure; Settlement Upon Conversion.
     (a) Subject to this Section 14.02 and Section 14.03(b), upon any conversion of any Note, the Company shall pay or deliver, as the case may be, to converting Holders, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), Ordinary Shares, together with cash, if applicable, in lieu of any fractional Ordinary Share in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and Ordinary Shares, together with cash, if applicable, in lieu of any fractional Ordinary Share in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.
     (i) If the Company chooses to deliver Ordinary Shares to converting Holders, either by Physical Settlement or Combination Settlement, in satisfaction of its Conversion Obligation, the Company may, at its election, choose to satisfy its Conversion Obligation by the transfer of outstanding Ordinary Shares or, if (A) the New Issue Requirements have been met, and (B) the Conversion Price (after adjustment, as applicable) in Euros is equal to or greater than the nominal value of the Ordinary Shares in Euros at the Currency Exchange Rate, the issuance and delivery of newly-issued Ordinary Shares; provided that the Company shall treat all conversions with the same Company Process Date (as hereinafter defined) equally. If the requirements for issuing new shares as described in the preceding sentence are not met and the Company chooses not to transfer outstanding Ordinary Shares to converting Holders, Cash Settlement shall apply to such conversions. If (x) the New Issue Requirements have been met or (y) the Conversion Price (after adjustment, as applicable) in Euros is less than the nominal value of the Ordinary Shares in Euros at the Currency Exchange Rate, the Company shall promptly notify the converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) the occurrence of such event. On or after satisfaction of the New Issue Requirements, the Company shall have the right, upon five Business Days’ prior written notice to all Holders of the Notes, to irrevocably elect Physical Settlement for all subsequent conversions.
     (ii) For all conversions of Notes as to which Physical Settlement or Combination Settlement applies, except as described in provisions (iii) and (iv) of this Section 14.02(a), the Company shall act upon those conversions, including obtaining all necessary authorizations and other corporate actions to issue Ordinary Shares upon conversion, on Tuesday of each calendar week, or if such Tuesday is not a Business Day, on the immediately succeeding Business Day (such Tuesday or succeeding Business Day, the “Company Process Date”) in respect of all Notes converted on or prior to the close of business on the preceding Friday, or if such Friday is not a Business Day, on the immediately succeeding Business Day.
     (iii) All conversions with relevant Conversion Dates occurring on or after the 25th Scheduled Trading Day immediately preceding the Maturity Date shall be settled using the same Settlement Method. For all conversions during this period as to which Physical Settlement or Combination Settlement applies, the relevant Company Process Date will be the Maturity Date, notwithstanding clause (ii) above. If the Company has not delivered a Settlement Notice prior to the 25th Scheduled Trading Day immediately preceding the Maturity Date, the Company shall be deemed to have elected Combination Settlement and the Specified Dollar Amount shall be equal to $1,000.
     (iv) All conversions with relevant Conversion Dates occurring after the date of issuance of a Redemption Notice and prior to the related Redemption Date shall be settled using the same Settlement Method. For all conversions during this period as to which Physical Settlement or Combination Settlement applies, the relevant Company Process Date will be the Redemption Date, notwithstanding clause (ii) above. If the Company has not delivered a Settlement Notice prior to the 22nd Scheduled Trading Day immediately preceding such Redemption Date, the Company shall be deemed to have elected Combination Settlement and the Specified Dollar Amount shall be equal to $1,000.
     (v) Prior to the 25th Scheduled Trading Day immediately preceding the Maturity Date, the Company shall use the same Settlement Method for all conversions with the same Conversion Date or the same Company Process Date. Except for any conversions with relevant Conversion Dates that occur (A) on or after the 25th Scheduled Trading Day immediately preceding the Maturity Date or (B) after the date of issuance of a Redemption Notice by the Company and prior to the related Redemption Date, the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates (other than such conversions with the same Company Process Date) or different Company Process Dates.
     (vi) If, in respect of any Conversion Date, the Company elects a relevant Settlement Method in respect of such Conversion Date, the Company shall, through the Conversion Agent, deliver a notice of the relevant Settlement Method (the “Settlement Notice”) to converting Holders as follows:
     (A) in the case of any conversions with a relevant Conversion Date occurring on or after the 25th Scheduled Trading Day immediately preceding the Maturity Date, no later than the 25th Scheduled Trading Day immediately preceding the Maturity Date;
     (B) in the case of any conversions with a relevant Conversion Date occurring after the date of issuance of a Redemption Notice, concurrently with delivery of such Redemption Notice; and
     (C) in all other cases, no later than the second Trading Day immediately following the related Conversion Date.
     If the Company does not elect a Settlement Method prior to the periods set forth above in this Section 14.03(a)(vi), the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be equal to $1,000.

     (vii) The cash, Ordinary Shares or combination of cash and Ordinary Shares due upon any conversion of Notes (the “Settlement Amount”) shall be computed as follows:
     (A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder a number of Ordinary Shares equal to the product of (1) the aggregate principal amount of Notes to be converted, divided by $1,000, and (2) the Conversion Rate in effect on the related Company Process Date;
     (B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the relevant Conversion Period; or
     (C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall deliver or pay, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to a number of Ordinary Shares, if any, and an amount of cash equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the relevant Conversion Period.
     (viii) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Conversion Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional Ordinary Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
     (b) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and, if required, all transfer or similar taxes, if any, as required by Section 14.02(e) and (ii) in the case of a Physical Note (1) complete and manually sign an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Ordinary Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) deliver the completed Notice of Conversion and the Notes to be converted, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, pay funds equal to interest (but excluding any Additional Interest) payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h), (4) if required, furnish appropriate endorsements and transfer documents and (5) if required, pay all transfer or similar taxes, if any, as required by Section 14.02(e). The Conversion Agent shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.02.
     If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion, shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. In the case of Physical Settlement, the Company shall deliver the number of Ordinary Shares due upon conversion on the tenth Business Day immediately following the Company Process Date and any cash in lieu of fractional shares in accordance with subsection (j) of this Section 14.02 on the third Business Day immediately following the Company Process Date. In the case of Combination Settlement, the Company shall pay or deliver the number of Ordinary Shares and cash (including any cash in lieu of fractional shares in accordance with subsection (j) of this Section 14.02) due upon conversion on the tenth Business Day immediately following the final Trading Day of the related Conversion Period. In the case of Cash Settlement, the Company shall pay the amount of cash due upon conversion on the third Business Day immediately following the final Trading Day of the related Conversion Period. The date on which any cash or Ordinary Shares become due and payable upon conversion is the “Settlement Date”. If any Ordinary Shares are due to converting Holders, the Company shall issue or cause to be issued subject to Section 14.02(a)(i), and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of Ordinary Shares to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
     (d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
     (e) If a Holder submits a Note for conversion, the Company shall pay any documentary, capital, stamp or similar issue or transfer tax due on the issue of any Ordinary Shares upon conversion, unless the tax is due because the Holder requests any shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder’s name until the Trustee receives notice that any tax due by such Holder has been paid.
     (f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 14.
     (g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through the Conversion Agent other than the Trustee.
     (h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full with Ordinary Shares issued or cash paid upon conversion rather than cancelled, extinguished or forfeited. Upon a conversion of Notes, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.
Notwithstanding the foregoing, if Notes are converted after the close of business on an Interest Record Date but prior to the open of business on the corresponding Interest Record Date, Holders of such Notes as of the close of business on such Interest Record Date will receive the interest accrued and unpaid on such Notes on the corresponding Interest Payment Date notwithstanding the conversion prior to the Interest Payment Date. Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the open of business on the corresponding Interest Payment Date must be accompanied by funds equal to the amount of interest that has accrued and shall be paid on the Notes so converted; provided that no such payment shall be required (1) for conversions of Notes following the Interest Record Date immediately preceding the Maturity Date; (2) for conversions of Notes in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Redemption Date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, and Notes are surrendered for conversion after the close of business on such Interest Record Date and on or before the open of business on such Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Notes.
     (i) Holders of the Notes shall not be entitled to any rights with respect to the Company’s Ordinary Shares issued upon conversion (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Ordinary Shares) until the Settlement Date of such conversion. If the Company distributes to all or substantially all holders of Ordinary Shares cash, securities (including Ordinary Shares) or other assets that Holders of the Notes would have received if they were holders of Ordinary Shares as of the Company

Process Date (in the case of Physical Settlement) or the final Trading Day of the related Conversion Period (in the case of Combination Settlement), the Company shall make appropriate provisions to account for such distribution by either adjusting the amount of cash and/or the number of Ordinary Shares due upon conversion or by distributing securities or other assets to such Holders. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.
     (j) The Company shall not issue any fractional Ordinary Share upon conversion of the Notes and shall instead pay cash in lieu of any fractional Ordinary Share issuable upon conversion based on the Closing Sale Price of the Ordinary Shares on the relevant Company Process Date (in the case of Physical Settlement) or based on the Closing Sale Price of the Ordinary Shares on the final Trading Day of the relevant Conversion Period (in the case of Combination Settlement). In addition, if more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full Ordinary Shares, if any, that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.
     Section 14.03 . Adjustments to the Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Ordinary Shares (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent on or after the Effective Date of the Make-Whole Fundamental Change but before (i) in the case of a Redemption, the close of business on the Business Day immediately preceding the relevant Redemption Date, (ii) in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for clause (4)(c) of the definition thereof, the 25th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change or (iii) in all other cases, the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date as specified in the Fundamental Change Repurchase Notice.
     (b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii), the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (1) or (4) of the definition of Fundamental Change, the Reference Property is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Share Price for the transaction and shall be deemed to be an amount equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Share Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify (i) the Holders of Notes of the anticipated Effective Date of any Make-Whole Fundamental Change at least 20 calendar days prior to such anticipated Effective Date (or, in the case of a Redemption, at least 35 Business Days prior to the relevant Redemption Date)

and (ii) the Holders, the Trustee, Conversion Agent and the Paying Agent of the Effective Date of any Make-Whole Fundamental Change (other than a Redemption) no later than five calendar days after such Effective Date. The Effective Date for any Redemption of the Notes shall be the date on which the Company delivers the relevant Redemption Notice.
     (c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed paid) per Ordinary Share in the Make-Whole Fundamental Change. If the holders of the Ordinary Shares receive only cash in a Make-Whole Fundamental Change described in clause (1) or (4) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share. Otherwise, the Share Price shall be the average of the Closing Sale Prices of the Ordinary Shares over the five Trading Day period prior to, but excluding, the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Share Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.
     (d) The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04. The Share Prices set forth in the column headings of the table below shall be simultaneously adjusted to equal the Share Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted.
     (e) The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to this Section 14.03 for each Share Price and Effective Date set forth below:

	Share Price
Effective Date	$27.90	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00

April 6, 2010	6.5832	6.5832	5.2231	4.1987	3.4915	2.9743	2.5784	2.2602	1.9975	1.7769	1.5884	1.4251	1.2819
April 15, 2011	6.5832	6.2032	4.7634	3.8404	3.2036	2.7368	2.3782	2.0901	1.8521	1.6518	1.4803	1.3316	1.2010
April 15, 2012	6.5832	5.0998	3.8634	3.0933	2.5737	2.1984	1.9122	1.6841	1.4965	1.3388	1.2038	1.0865	0.9835
April 15, 2013	6.5832	4.0743	2.8015	2.2097	1.8280	1.5603	1.3593	1.2005	1.0702	0.9605	0.8663	0.7844	0.7124
April 15, 2014	6.5832	4.0743	1.5689	1.1846	0.9648	0.8225	0.7192	0.6380	0.5711	0.5143	0.4653	0.4225	0.3848
April 15, 2015	6.5832	4.0743	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

     The exact Share Prices and Effective Dates may not be set forth in the table above, in which case, if the Share Price is:
     (i) between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 360-day year;

     (ii) in excess of $85.00 per share (subject to adjustment in the same manner and at the same time as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be issued upon conversion; and
     (iii) less than $27.90 per share (subject to adjustment in the same manner and at the same time as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be issued upon conversion.
Notwithstanding the foregoing, in no event shall the total number of Ordinary Shares issuable upon conversion exceed 35.8422 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.
     (f) Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.
     Section 14.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04 without having to convert their Notes, as if they held a number of Ordinary Shares equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
     (a) If the Company issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

OS1
CR1	=	CR0	x
OS0
where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CR0	=	the Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

OS0	=	the number of Ordinary Shares outstanding at the close of business on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as applicable; and

OS1	=	the number of Ordinary Shares outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination, as the case may be.
Any adjustment made under this Section 14.04(a) shall become effective immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company distributes to all or substantially all holders of its Ordinary Shares any rights or warrants entitling them to purchase, for a period of 45 calendar days or less from the issuance date for such distribution, Ordinary Shares, at a price per share less than the average of the Closing Sale Prices of the Ordinary Shares for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula:

OS0 + X
CR1	=	CR0	x
OS0 + Y
where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR0	=	the Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

OS0	=	the number of Ordinary Shares outstanding at the close of business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

X	=	the total number of Ordinary Shares issuable pursuant to such rights or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Closing Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for such distribution.
Any increase made under this Section 14.04(b) shall be made successively whenever any such rights or warrants are issued and shall become effective immediately prior to the open of business on the Ex-Dividend Date for such distribution. To the extent that Ordinary Shares are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase made upon the distribution of such rights or warrants been made on the basis of delivery of only the number of

Ordinary Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such record date for such distribution had not occurred.
     For purposes of this Section 14.04(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such average of the Closing Sale Prices of the Ordinary Shares for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property to all or substantially all holders of the Ordinary Share, excluding (i) dividends, distributions, rights or warrants as to which an adjustment is required to be effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness or other assets or property distributed, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

SP0
CR1	=	CR0	x
SP0 — FMV
where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR0	=	the Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Shares as of the open of business on the Ex-Dividend Date for such distribution.
If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “FMV” is less than $1.00, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Ordinary Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received as if such Holder owned a number of Ordinary Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
     Any increase made under the portion of this Section 14.04(c) above shall become effective immediately prior to the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are listed on a national or regional securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

				FMV0 + MP0
CR1	=	CR0	x
				MP0	1
where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR0	=	the Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share over the first 10 consecutive Trading Day period immediately following, and including,the third Trading Day after the Ex-Dividend Date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Ordinary Shares over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately after the open of business on the day after the last day of the Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. The Company shall delay the settlement of any Notes where the final Trading Day of the related Conversion Period occurs during the Valuation Period. In such event, the Company shall pay cash and/or deliver any Ordinary Shares due upon conversion (based on the adjusted Conversion Rate as described above) on the third (in the case of cash) or the tenth (in the case of any Ordinary Shares) Business Day immediately following the last day of the Valuation Period.

     For purposes of this Section 14.04(c) (and subject in all respects to Section 14.10), rights or warrants distributed by the Company to all holders of its Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights or warrants with such rights (in which case the existing rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:
     (A) a dividend or distribution of Ordinary Shares to which Section 14.04(a) is applicable (the "Clause A Distribution”); or
     (B) a dividend or distribution of rights or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the

Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).
     (d) If any dividend or distribution exclusively in cash is made to all or substantially all holders of the Ordinary Shares (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or upon a merger, consolidation or sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration pursuant to Section 14.06), the Conversion Rate shall be increased based on the following formula:

SP0
CR1	=	CR0	x
SP0— C

where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR0	=	the Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share the Company distributes to holders of its Ordinary Shares.
Any increase pursuant to this Section 14.04(d) shall become effective immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “C” is less than $1.00, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Ordinary Shares, the amount of cash that such Holder would have received as if such Holder owned a number of Ordinary Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Ordinary Shares, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the Closing Sale Price of the Ordinary Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + ( SP1 x OS1 ) OS0 x SP1

where,

CR1	=	the Conversion Rate in effect immediately prior to the open of business on the second Trading Day next succeeding the date such tender or exchange offer expires;

CR0	=	the Conversion Rate in effect at the close of business on the Trading Day immediately following the date such tender offer or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the Ordinary Shares purchased in such tender or exchange offer;

SP1	=	the average of the Closing Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Averaging Period”).

OS1	=	the number of Ordinary Shares outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

OS0	=	the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);
Any adjustment to the Conversion Rate under this Section 14.04(e) shall occur immediately prior to the open of business on the day following the last day of the Averaging Period, but will be given effect as of the open of business on the second Trading Day next succeeding the date such tender offer or exchange offer expires. The Company shall delay the settlement of any Notes where the final Trading Day of the related Conversion Period occurs during the Averaging Period. In such event, the Company shall pay cash and/or deliver any Ordinary Shares due upon conversion (based on the adjusted Conversion Rate as described above) on the third (in the case of cash) or the tenth (in the case of any Ordinary Shares) Business Day immediately following the last day of the Averaging Period.
     (f) Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a

Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Ordinary Shares as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment. The term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares (or other security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
     (g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of its Ordinary Shares or any securities convertible into or exchangeable for shares of its Ordinary Shares or carrying the right to purchase its Ordinary Shares or such convertible or exchangeable securities.
     (h) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the Notes and otherwise (b)(1) upon conversion of any Notes or (2) prior to any Fundamental Change Repurchase Date, unless such adjustment has already been made.
     (i) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Ordinary Shares or rights to purchase Ordinary Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which such Conversion Rate will be in effect.
     (j) Notwithstanding anything to the contrary in this Article 14, the applicable Conversion Rate shall not be adjusted:

     (i) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;
     (ii) upon the issuance of any Ordinary Shares or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any Ordinary Shares pursuant to any warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
     (iv) for a change in the par value of the Ordinary Shares; or
     (v) for accrued and unpaid interest, if any.
     (k) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.
     (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall (i) promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and (ii) issue a press release through Business Wire containing the relevant information and make this information available on its website or through another public medium as the Company may use at that time. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee and the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (m) For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.
     Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices, the Volume Weighted Average Prices, the Share Price, the Daily Conversion Values or the Daily Settlement Amounts over, or based on, a span of multiple days (including a Conversion Period), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Closing Sale Prices, the Volume Weighted Average Prices, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
     Section 14.06. Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.
     (a) If the Company:
     (i) reclassifies or changes the Ordinary Shares (other than changes resulting from a subdivision or combination),
     (ii) consolidates or merges with or into any Person,
     (iii) sells, leases, transfers, conveys or otherwise disposes of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries taken as a whole to another Person, or
     (iv) is party to any statutory share exchange,
in each case, as a result of which holders of Ordinary Shares receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Ordinary Shares(any such event, a “Merger Event”), then, from and after the effective date of such Merger Event, each outstanding Note shall, without the consent of any Holders of the Notes, upon the occurrence of any Merger Event and during the periods set forth in Section 14.01(b), become convertible in accordance with the procedures set forth in Section 14.02, except that the Daily Conversion Value, the Daily Settlement Amount and the Volume Weighted Average Price shall be based on the consideration the holders of Ordinary Shares received in such Merger Event (such consideration, the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share is entitled to receive). Prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Article 11 providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that from and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any Ordinary Shares that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have been entitled to receive in such Merger Event and (III) the Settlement Amount, the Daily Conversion Value, Daily Settlement Amount and Volume Weighted Average Price shall be determined based on the value of a unit of Reference Property that a holder of one Ordinary Share would have received in such Merger Event. Notwithstanding anything to the contrary in this Section 14.06, if the Reference Property is comprised entirely of cash, the Volume Weighted Average Price shall equal the price paid per Ordinary Share in such Merger Event and the Settlement Date shall be the third Trading Day following the applicable Conversion Date.
     If the Merger Event causes the Ordinary Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the kind and amount of consideration elected to be received by a majority of the Ordinary Shares voted for such an election (if electing between two types of consideration) or a plurality of the Ordinary Shares voted for such an election (if electing between more than two types of consideration), as the case may be, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Ordinary Share. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.
     Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 15.
     (b) In the event the Company shall execute a supplemental indenture pursuant to Section 14.06(a), the Company shall promptly file with the Trustee and the Conversion Agent an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.06. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.

     Section 14.07. Certain Covenants. (a) the Company covenants that all Ordinary Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company, free from all taxes, liens and charges with respect to the issue thereof.
     (b) The Company covenants that, if any Ordinary Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law, or law of Spain or any political subdivision or territory thereof, before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
     (c) The Company further covenants that if at any time the Ordinary Shares shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, any Ordinary Shares issuable upon conversion of the Notes.
     Section 14.08. Responsibility of Trustee. The Trustee and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder, the Company or any other Person to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same or with respect to calculations or determinations made in connection with the settlement procedures for conversion of Notes. The Trustee and the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor and shall not be deemed to have knowledge with respect to such matters unless and until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).
     Section 14.09. Notice to Holders Prior to Certain Actions. In case of any:
     (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.10; or
     (b) Merger Event; or
     (c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
     Section 14.10. Shareholder Rights Plans. To the extent that the Company has a shareholders’ rights plan in effect upon conversion of the Notes, each Ordinary Share, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Ordinary Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder rights plan so that the Holders would not be entitled to receive any rights in respect of Ordinary Shares, if any, issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Ordinary Shares, shares of Capital Stock of the Company, evidences of indebtedness or assets as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 14.11. Limit on Issuance of Shares of Ordinary Shares Upon Conversion. Notwithstanding anything to the contrary in this Indenture, if an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Company, the Company will, at its option, either obtain shareholder approval of any issuance of Ordinary Shares upon conversion of the Notes in excess of such limitations or deliver cash in lieu of any Ordinary Shares otherwise deliverable upon conversions in excess of such limitations based on the Volume Weighted Average Price of the Ordinary Shares on each Trading Day of the relevant Conversion Period in respect of which, in lieu of delivering Ordinary Shares, the Company delivers cash pursuant to this Section 14.11.
ARTICLE 15
Repurchase of Notes Upon a Fundamental Change
     Section 15.01. Repurchase at Option of Holders upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, not previously called for Redemption on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days nor more than 35 Business Days following the date of the Fundamental Change Company Notice at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the Interest Payment Date to which such Interest Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest on the Interest Payment Date to Holders of record as of the preceding Interest Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.
     (b) Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case prior to the close of business on the Fundamental Change Repurchase Date; and
     (ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
     The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

     (i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
     (ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.02.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
     (c) On or before the fifth calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes on the date of the Fundamental Change at their addresses shown on the Note Register, beneficial owners to the extent required by law, the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof in accordance with Section 17.03. Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

     (viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
     (ix) the procedures that Holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.
     At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.
     None of the Trustee, Paying Agent, Note Registrar or Conversion Agent shall have responsibility or liability for determining whether a Fundamental Change has occurred or with respect to any other matters set forth above.
     (d) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
     Section 15.02. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Fundamental Change Repurchase Date, specifying:
     (i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
     (ii) if Physical Notes have been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted; and
     (iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.
     Section 15.03. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) prior to 10:00 a.m., New York City time, on the Business Day prior to the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 15.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 either by mailing checks or by wire transfer of immediately available Funds for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (b) If by 10:00 a.m. New York City time, on the Business Day prior to the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued but unpaid interest upon delivery or transfer of the Notes).
     (c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
     Section 15.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:
     (a) comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act applicable at the time of the offer to repurchase the Notes;
     (b) file a Schedule TO or any successor or similar schedule in connection with any offer by the Company to repurchase the Notes; and

     (c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.
ARTICLE 16
Redemption for Taxation Reasons
     Section 16.01. Redemption for Taxation Reasons. (a) If:
     (i) in relation to the Notes, (A) as a result of any change in the laws or regulations of Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having power to tax which becomes effective, or a change in the application or interpretation of any such laws or regulations, or the issuance of a tax ruling or action taken by the Spanish tax authorities applying or interpreting such laws or regulations, which is announced, in each case on or after the original date of issuance of the Notes, the Company is or would be required to pay any Additional Amounts pursuant to Section 4.10 and (B) such circumstances are evidenced by the delivery by the Company to the Trustee and the Paying Agent of an Officers’ Certificate, as the case may be, stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail; or
     (ii) the Notes are not listed on an organized market in an Organization for Economic Cooperation and Development country by August 16, 2010;
then, in each case, the Company may, at its option, redeem (a “Redemption”) for cash all, but not less than all, of the outstanding Notes, upon notice as set forth in Section 16.02, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date (the “Redemption Price”), unless the Redemption Date is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, in which case the full amount of interest accrued to the Interest Payment Date will be paid on the Interest Payment Date to Holders of record of such Notes on such Interest Record Date and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed.
     (b) Notes that are tendered for conversion following a Redemption Notice shall be entitled to an increased Conversion Rate pursuant to Section 14.03.
     (c) In the event of a Redemption of any Notes, the Company will be required to withhold tax and shall pay interest in respect of the principal amount of such Notes redeemed net of the Spanish withholding tax applicable to such payments.
     Section 16.02. Notice of Redemption.

     (a) In case the Company exercises its Redemption right to redeem all, but not less than all, of the Notes pursuant to Section 16.01, it shall fix a date for redemption (the “Redemption Date”) and it or, at its written request received by the Trustee not less than 55 Business Days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such Redemption (the “Redemption Notice”) at least 35 Business Days prior to the Redemption Date nor more than 150 calendar days prior to the date on which the Company would be obligated to pay the Additional Amounts as set forth in Section 4.10 were a payment in respect of the Notes then due to each Holder of Notes so to be redeemed at such Holder’s last address as the same appears on the Note Register; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee.
     (b) The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, and the date of such mailing shall be the effective date for such Redemption. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
     (c) Each Redemption Notice shall specify:
     (i) the Redemption Date (which must be a Business Day);
     (ii) the Redemption Price;
     (iii) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;
     (iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;
     (v) that Holders may surrender their Notes for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;
     (vi) the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Cash Amount, if applicable;
     (vii) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03; and
     (viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.
A Redemption Notice shall be revocable.
     Section 16.03. Payment of Notes Called for Redemption.

     (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.
     (b) Prior to 10:00 a.m., New York City time, on the Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:
     (i) the Redemption Date for such Notes; and
     (ii) the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 16.03.
The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
     Section 16.04. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded on or prior to the Redemption Date
ARTICLE 17
Miscellaneous Provisions
     Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
     Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
     Section 17.03. Notices. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or by reputable overnight courier, addressed (until another address is filed by the Company with the

Trustee) to Telvent GIT, S.A., Valgrande, 6, 28108, Alcobendas, Madrid, Spain, Attention: Lidia García Páez. All notices, demands, requests or other communications pursuant to or in connection with this Indenture and the Notes shall be given or made in the English language.
     Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or by reputable overnight courier, addressed to the Corporate Trust Office. The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice, direction, request or demand hereunder to or upon the Note Registrar, Conversion Agent or Paying Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or by reputable overnight courier, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, NY 10286. The Note Registrar, Conversion Agent or Paying Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice required to be given to the Tax Certification and Conversion Processing Agent shall be delivered in person, sent by email (confirmed via email) or SWIFT to the following address (or to any other address of which the Tax Certification and Conversion Processing Agent shall have delivered written notice): Acupay System LLC, Attn: Management, 30 Broad Street, 46th Floor, New York, NY 10004, telephone: (212) 422-1222, facsimile: (212) 422-0790, email: geo@acupay.com, SWIFT BK ACPYUS33.
     Any notice or communication mailed to a Holder shall be mailed by first class mail, postage prepaid, at such Holder’s address as it appears on the Note Register and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, such notice or communication is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     The Company shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such notice. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.
     Notwithstanding the above, notices to Holders may be given by delivery of the relevant notice to the Depositary and such notices shall be deemed to have been given to Holders on the day following the day of delivery to the Depositary; provided that for so long as any of the Notes are listed on the Official List of the Luxembourg Stock Exchange and traded on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a notice will also be published in a leading newspaper having general circulation in New York and Luxembourg or alternatively on the website of the Luxembourg Stock Exchange (www.bourse.lu).
     In no event, shall the Trustee, Paying Agent, Conversion Agent or Note Registrar be liable for any Losses arising to it from receiving or transmitting any data from the Company, or its Authorized Person via any non-secure method of transmission or communication, such as, but without limitation, in the case of notice to the Tax Certification and Conversion Processing Agent, by facsimile or email.
     The Company accepts that some methods of communication are not secure, and the Trustee, Paying Agent, Conversion Agent or Note Registrar shall incur no liability for receiving Instructions via any such non-secure method. The Trustee, Paying Agent, Conversion Agent and Note Registrar are authorized to comply with and rely upon any such notice, Instructions or other communications believed by them to have been sent by an Authorized Person. The Company shall use all reasonable endeavors to ensure that Instructions transmitted to the Trustee, Paying Agent, Conversion Agent or Note Registrar pursuant to this Indenture are completed and correct. Any Instructions shall be conclusively deemed to be valid instructions from the Company to the Trustee, Paying Agent, Conversion Agent or Note Registrar for the purposes of this Indenture.
     Section 17.04. Governing Law. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED EXCLUSIVELY BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
     THE RANKING OF THE NOTES AS SET FORTH UNDER Article 13 IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, SPANISH LAW.
     Section 17.05. Spanish Companies Act. In compliance with Section 17.04, and save as provided thereof, a Holder of Notes (a) shall not benefit from any right as a Holder of Notes arising from articles 288, 289 and 294 of the Spanish Companies Act, the constitution of a Syndicate of Holders (Sindicato de Obligacionistas) and the appointment of a Commissioner (Comisario); and (b) will be deem to have irrevocably instructed the Trustee to take any action and/or to sign or execute and deliver any documents or notices that may be necessary or desirable to comply and give effect to clause (a).
     Section 17.06. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.
     Each Officers’ Certificate and Opinion of Counsel provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this

Indenture (other than the Officers’ Certificates provided for in Section 4.08) shall include (a) a statement that the Person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.
     Section 17.07. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date, Conversion Date or Maturity Date falls on a date that is not a Business Day, then any action to be taken or payment to be made on such date need not be taken or paid on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or other amount will be paid in respect of the delay.
     Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, Conversion Agent, Bid Solicitation Agent, Custodian, authenticating agent, Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 17.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
     Any corporation or other entity into which the authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which the authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of the authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
     The authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of the authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time the authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.
     The Company agrees to pay to the authenticating agent from time to time compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
     The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.11 shall be applicable to the authenticating agent.
     If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
                                                            ,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Officer
     Section 17.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
     Section 17.13. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

     Section 17.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 17.15. Jurisdiction. The courts of the State of New York or of the United States of America for the Southern District of New York shall have jurisdiction to settle any disputes which may arise out of or in connection with the Notes and accordingly any legal action or proceedings arising out of or in connection with the Notes (“Proceedings”) may be brought in such courts. The Company irrevocably agrees to submit to the nonexclusive jurisdiction of such courts and waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Holders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).
     Section 17.16. Agent for Service Of Process. The Company has appointed CT Corporation System at its registered office for the time being, currently at 111 Eighth Avenue, New York, New York 10011, United States, as its agent in the State of New York to receive service of process in any Proceedings in New York. If for any reason the Company does not have such an agent in the State of New York, it will promptly appoint a substitute process agent and notify the Holders of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.
     Section 17.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 17.18. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under or in connection with the Notes and this Indenture. These calculations include, but are not limited to, determinations of the Closing Sale Prices of the Ordinary Shares, accrued interest payable on the Notes, the Conversion Rate and the Conversion Price of the Notes. The Company or its agents shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, the Conversion Agent and the Paying Agent, and each of the Trustee, the Conversion Agent and the Paying Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

TELVENT GIT, S.A.
By:	/s/ Manuel Sánchez
	Name:	Manuel Sánchez
	Title:	Chief Executive Officer

SIGNED for and on behalf of BNY CORPORATE TRUSTEE SERVICES LIMITED, as Trustee
By:	/s/ Noora Pahkala
	Name:	Noora Pahkala
	Title:	Senior Associate

SIGNED for and on behalf of THE BANK OF NEW YORK MELLON, as Note Registrar, Paying Agent and Conversion Agent
By:	/s/ Noora Pahkala
	Name:	Noora Pahkala
	Title:	Senior Associate

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     [INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
     [THE SECURITY EVIDENCED BY THIS CERTIFICATE AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;
     (2) AGREES FOR THE BENEFIT OF TELVENT GIT, S.A. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

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     (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (C) PURSUANT TO (1) THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; OR
     (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER.
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C)(1) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND
     (4) REPRESENTS THAT ITS PURCHASE AND HOLDING OF THE SECURITY AND THE ORDINARY SHARES THAT MAY BE ISSUABLE UPON CONVERSION OF THE SECURITY IS EITHER (A) NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW OR (B) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

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TELVENT GIT, S.A.
5.50% Senior Subordinated Convertible Notes due 2015

No. [___]	Initially $[ ]
CUSIP No. [                    ]
     Telvent GIT, S.A., a corporation duly organized and validly existing under the laws of the Kingdom of Spain (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed TWO HUNDRED MILLION DOLLARS ($200,000,000) in aggregate at any time, in accordance with the rules and procedures of the Depositary, on April 15, 2015, and interest thereon as set forth below.
     This Note shall bear interest at the rate of 5.50% per year from April 19, 2010 or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until April 15, 2015. Interest is payable semi-annually in arrears on each April 15 and October 15 commencing on October 15, 2010, to Holders of record at the close of business on the preceding April 1 and October 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture and Additional Amounts will be payable as set forth in Section 4.10 of the Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include (i) Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03 and (ii) Additional Amounts if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.10 of the Indenture.
     For the avoidance of doubt, references to “principal” or “principal amount” or delivery of cash and/or Ordinary Shares upon the exercise of a Holder’s conversion right in this Indenture shall be deemed to include Additional Amounts if, in such context, Additional Amounts are, were or would be payable pursuant to Section 4.10 of the Indenture. Any express mention of Additional Interest or Additional Amounts in any provision hereof shall not be construed as excluding Additional Interest or Additional Amounts in those provisions hereof where such express mention is not made.
     Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.
     The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may

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be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose in New York City. The Company has initially designated The Bank of New York Mellon as its Paying Agent, Conversion Agent and Note Registrar in respect of the Notes.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed exclusively by the laws of the State of New York (without regard to the conflicts of laws provisions thereof). The ranking of the Notes as set forth under Article 13 of the Indenture is governed by, and shall be construed in accordance with, Spanish law.
     In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

TELVENT GIT, S.A.
By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK MELLON,
as Authenticating Agent, certifies that this is one of the
Notes described in the within-named Indenture and that
it is authenticated and delivered in New York City.

By:

Authorized Officer

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[FORM OF REVERSE OF NOTE]
TELVENT GIT, S.A.
5.50% Senior Subordinated Convertible Notes due 2015
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.50% Senior Subordinated Convertible Notes due 2015 (the “Notes”), limited to the aggregate principal amount of $200,000,000 all issued or to be issued under and pursuant to an Indenture dated as of April 19, 2010 (the “Indenture”), among the Company, BNY Corporate Trustee Services Limited, as trustee (the “Trustee”), and The Bank of New York Mellon, as note registrar, paying agent and conversion agent (the “Note Registrar”, “Paying Agent” and “Conversion Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, Redemption Price and the principal amount on the Fundamental Change Repurchase Date, Redemption Date and Maturity Date, as the case may be, to the Holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

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     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
     Upon satisfaction of certain conditions specified in the Indenture, all but not less than all of the Notes shall be redeemable at the Company’s option in accordance with the terms specified in the Indenture.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at such Holder’s option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

A-7

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.

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SCHEDULE A
SCHEDULE OF EXCHANGES OF NOTES
TELVENT GIT, S.A.
5.50% Senior Subordinated Convertible Notes due 2015
     The initial principal amount of this Global Note is TWO HUNDRED MILLION DOLLARS ($200,000,000). The following increases or decreases in this Global Note have been made:

			Principal Amount of	Signature of
			this Global Note	authorized
	Amount of decrease	Amount of increase	following such	signatory of
	in Principal Amount	in Principal Amount	decrease or	Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase	Custodian

A-9

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To: TELVENT GIT, S.A.
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Ordinary Shares issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Ordinary Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer or similar taxes in accordance with Section 14.02(d) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if Ordinary
Shares are to be issued, or Notes are to be
delivered, other than to and in the name
of the registered holder.
Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

1

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: TELVENT GIT, S.A.
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Telvent GIT, S.A. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.
     In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received                                                            hereby sell(s), assign(s) and transfer(s) unto                                        (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                        attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
☐ To Telvent GIT, S.A. or a subsidiary thereof; or
☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or
☐ Pursuant to another available exemption from registration under the Securities Act of 1933, as amended; or
☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended.

1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered Holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

EXHIBIT B
SPANISH WITHHOLDING TAX DOCUMENTATION PROCEDURES FOR NOTES HELD
THROUGH AN ACCOUNT AT DTC
Article I
Immediate Refund Procedure (procedure that complies with Spanish Law 13/1985 (as amended by Law 19/2003, Law 23/2005 and Law 4/2008), Royal Decree 1065/2007 and Section 59(s)) of the Corporate Income Tax Regulation approved by Royal Decree 1777/2004, of July 30, 2004
A. DTC Participant Submission and Maintenance of Beneficial Owner Information
1.	At least five Business Days prior to each record date preceding an interest payment date on the Notes, (each, an “Interest Payment Date”), we shall provide an issuer announcement to the paying agent, and the paying agent shall (a) provide The Depository Trust Company (“DTC”) with such issuer announcement that will form the basis for a DTC important notice (the “Important Notice”) regarding the relevant interest payment and tax relief entitlement information for the Notes and (b) request DTC to post such Important Notice on its website as a means of notifying direct participants of DTC (“DTC Participants”) of the requirements described in this Annex A and Annex B. A “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in New York City are required or authorized by law, regulation or executive order to close.

2.	Beginning on the Business Day following each record date and continuing until 8:00 p.m. New York City time on the fourth Business Day prior to each Interest Payment Date (the “Standard Deadline”), each DTC Participant that is a Qualified Institution must (i) enter directly into the designated system established and maintained by Acupay (the “Acupay System”) the beneficial owner identity and country of tax residence information required by Spanish tax law (as set forth in Article I of Annex B) in respect of the portion of such DTC Participant’s position in the Notes that is exempt from Spanish withholding tax (the “Beneficial Owner Information”) and (ii) make an election via the DTC Elective Dividend Service (“EDS”) certifying that such portion of Notes for which it submitted such Beneficial Owner Information is exempt from Spanish withholding tax (the “EDS Election”).

3.	Each DTC Participant must ensure the continuing accuracy of the Beneficial Owner Information and EDS Election, irrespective of any changes in, or in beneficial ownership of, such DTC Participant’s position in the Notes through 8:00 p.m. New York City time on the Business Day immediately preceding each Interest Payment Date by making adjustments through the Acupay System and EDS. All changes must be reflected, including those changes (via Acupay) which do not impact the DTC Participant’s overall position at DTC or the portion of that position at DTC as to which no Spanish withholding tax is being assessed.
B. Tax Certificate Production and Execution
After entry of Beneficial Owner Information into the Acupay System by a DTC Participant, the Acupay System will produce completed forms of Exhibit I, Exhibit II or Exhibit III to Annex B (as required by Spanish law) (the “Interest Payment Tax Certificates”), which shall summarize the Beneficial Owner Information introduced and maintained by such DTC Participant into the Acupay System. When any Interest Payment Date is also the Maturity Date or a redemption date for the Notes, and if the Notes were initially issued below par with an original issue discount (“OID”), a separate set of Tax Certificates (the “OID Tax Certificates,” and together with the Interest Payment Tax Certificates, the “Tax Certificates”) will be generated by the Acupay System reporting income resulting from the payment of OID at the Maturity Date or such earlier redemption date. Such DTC Participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificates directly to Acupay for receipt by the close of business on the Standard Deadline. The original of each Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Interest Payment Date. All Tax Certificates will be dated as of the relevant Interest Payment Date.
NOTE: A DTC Participant that obtains favorable tax treatment through this Immediate Refund Procedure and fails to submit to Acupay the original physical Tax Certificates as described above may be prohibited by us from using this procedure to obtain favorable tax treatment with respect to future payments. In such event, the DTC Participant will receive the interest payment on its entire position net of the applicable Spanish withholding tax (currently 19%) and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law.
C. Additional Acupay and DTC Procedures
In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks (collectively, the “Acupay Verification Procedures”):
(a)	comparing the Beneficial Owner Information and Tax Certificates provided in respect of each DTC Participant’s position with the EDS Elections provided by that DTC Participant in order to determine whether any discrepancies exist between such information, the corresponding EDS Elections and the DTC Participant’s position in the Notes at DTC;

(b)	collecting and collating all Tax Certificates received from DTC Participants;

(c)	reviewing the Beneficial Owner Information and the Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Information have been supplied and that such fields of information are responsive to the requirements of such Tax Certificates in order to receive payments without Spanish withholding tax being assessed; and

(d)	liaising with the DTC Participants in order to request that such DTC Participants:
(i)	complete any missing or correct any erroneous Beneficial Owner Information identified pursuant to the procedures set forth in (a) and (c) above,

(ii)	correct any erroneous EDS Election identified pursuant to the procedures set forth in (a) and (c) above, and

(iii)	revise any Tax Certificates identified pursuant to the procedures set forth in (a) and (c) above as containing incomplete or inaccurate information.
D. Updating and Verification of Beneficial Owner Information
1.	By 9:30 a.m. New York City time on the Business Day following the Standard Deadline, DTC will transmit to Acupay an “EDS Standard Cut-off Report” confirming DTC Participant positions and EDS Elections as of the Standard Deadline. By 12:00 p.m. New York City time on the Business Day following the Standard Deadline, Acupay will transmit to DTC a provisional summary report of all Beneficial Owner Information which has been submitted through the Acupay System as of the Standard Deadline, provisionally confirmed, to the extent possible, against the information set forth in the EDS Standard Cut-off Report. The provisional summary report shall set forth (i) the position in the Notes held by each DTC Participant as of the Standard Deadline and (ii) the portion of each DTC Participant’s position in the Notes in respect of which Tax Certificates have been provided to support the payment of interest without Spanish withholding tax being assessed.

2.	DTC Participants will be required to ensure that Beneficial Owner Information entered into the Acupay System and the EDS Elections are updated to reflect any changes in beneficial ownership or in such DTC Participants’ positions in the Notes occurring between the Standard Deadline and 8:00 p.m. New York City time on the Business Day immediately preceding the Interest Payment Date. For this purpose, the DTC EDS system will remain accessible to DTC Participants until 8:00 p.m. New York City time on the Business Day immediately preceding the Interest Payment Date. In addition, Acupay will accept new or amended Beneficial Owner Information prior to 9:45 a.m. New York City time and DTC will accept requests for changes to EDS Elections at the request of DTC Participants until 9:45 a.m. New York City time on each Interest Payment Date.

3.	Beginning at 7:45 a.m. New York City time on the Interest Payment Date, Acupay will through the Acupay Verification Procedures (as defined above) perform the final review of each DTC Participant’s Beneficial Owner Information, EDS Elections and changes in DTC position since the Standard Deadline. Based on these Acupay Verification Procedures, Acupay will (i) seek to notify any affected DTC Participant until 9:45 a.m. New York City time on such Interest Payment Date of any inconsistencies among these data, or erroneous or incomplete information provided by such DTC Participant and (ii) use its best efforts to obtain revised Beneficial Owner Information, Tax Certificates (as defined above) and/or EDS Elections from any such DTC Participant as necessary to correct any inconsistencies or erroneous or incomplete information. The failure to correct any such inconsistencies (including the failure to fax or send PDF copies of new or amended Tax Certificates) by 9:45 a.m. New York City time on the Interest Payment Date (or if Acupay, despite its best efforts to do so, does not confirm receipt of such correction by 9:45 a.m.

New York City time on the Interest Payment Date) will result in the payments in respect of the entirety of such DTC Participant’s position being made net of Spanish withholding tax. Upon receipt of a report of EDS Elections as of 9:45 a.m. New York City time on the Interest Payment Date from DTC, Acupay will then notify DTC of the final determination of which portion of each DTC Participant’s position in the Notes should be paid gross of Spanish withholding tax and which portion of such position should be paid net of such tax. Based on such Acupay determination, DTC will make adjustments to the EDS in order to reduce to zero the EDS Elections received by DTC from DTC Participants as of 9:45 a.m. New York City time on the relevant Interest Payment Date, where as a result of any inconsistencies between such DTC Participant’s Beneficial Owner Information, EDS Election and DTC position, the entirety of such DTC Participant position will be paid net of Spanish withholding taxes.

The adjustments described in the preceding paragraph will be made by DTC exclusively for the purposes of making payments, when applicable, net of Spanish withholding taxes and will have no impact on the EDS Election made by the relevant DTC Participants as of 9:45 a.m. New York City time on the relevant Interest Payment Date.

4.	DTC will transmit a final “Report to Paying Agent” to Acupay by 10:30 a.m. New York City time on each Interest Payment Date setting forth each DTC Participant’s position in the Notes as of 8:00 p.m. New York City time on the Business Day immediately preceding each Interest Payment Date and the portion of each such DTC Participant’s position in the Notes on which interest payments should be made net of Spanish withholding tax and the portion on which interest payments should be made without Spanish withholding tax being assessed, as applicable, based on the status of the EDS Elections received by DTC for each DTC Participant as of 9:45 a.m. New York City time on the Interest Payment Date and reflecting the adjustments, if any, to be made by DTC to the EDS described in paragraph D.3 above of this Article I of Annex A.

Acupay shall immediately, but no later than 11:00 a.m. New York City time on each Interest Payment Date, release (through a secure data upload/download facility) PDF copies of the final Report to Paying Agent to us and the paying agent along with PDF copies of the related signed Tax Certificates to us.

Acupay will forward original paper Tax Certificates it receives to us no later than the 18th calendar day of the month immediately following each Interest Payment Date. Acupay shall maintain records of all Tax Certificates (and other information received through the Acupay System) for the longer of (x) five years from the date of delivery thereof or (y) five years following the final maturity or redemption of the Notes, and shall, during such period, make copies of such records available to us at all reasonable times upon request. In the event that we notify Acupay in writing that we are the subject of a tax audit, Acupay shall maintain such duplicate back-up copies until the relevant statute of limitations applicable to any tax year subject to audit expires.
E. Interest Payments
1.	On or prior to each Interest Payment Date, we will transmit to the paying agent an amount of funds sufficient to make interest payments on the outstanding principal amount of the Notes without Spanish withholding tax being assessed.

2.	By 1:00 p.m. New York City time on each Interest Payment Date, the paying agent will (i) pay the relevant DTC Participants (through DTC) for the benefit of the relevant beneficial owners the interest payment gross or net of Spanish withholding tax, as set forth in the final Report to Paying Agent, and (ii) promptly return the remainder of the funds to us. The transmission of such amounts shall be contemporaneously confirmed by the paying agent to Acupay. We have authorized the paying agent to rely on the final Report to Paying Agent in order to make the specified payments on each Interest Payment Date. Notwithstanding anything herein to the contrary, we may direct the paying agent to make interest payments on the Notes in a manner different from that set forth in the final Report to Paying Agent if we (i) determine that there are any inconsistencies with the Tax Certificates provided or any information set forth therein is, to our knowledge, inaccurate and (ii) provides notice of such determination in writing to DTC, Acupay and the paying agent prior to 11:30 a.m. New York City time on the relevant Interest Payment Date along with a list of the affected DTC Participants showing the amounts to be paid to each such DTC Participant.
Article II
Quick Refund Procedures
A. Documentation Procedures
     1. Beneficial Owners holding through a Qualified Institution that is a DTC Participant

a.	Beginning at 9:00 a.m. New York City time on the Business Day following each Interest Payment Date until 5:00 p.m. New York City time on the tenth calendar day of the month following the relevant Interest Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day) (the “Quick Refund Deadline”), a DTC Participant (i) which is a Qualified Institution (as defined in Article I of Annex B), (ii) holds Notes on behalf of beneficial owners entitled to exemption from Spanish withholding tax and (iii) which was paid net of Spanish withholding taxes due to a failure to comply with the “Immediate Refund Procedure” set forth in Article I of Annex A above, may submit through the Acupay System new or amended Beneficial Owner Information with respect to such beneficial owners’ holdings.

b.	After entry of Beneficial Owner Information into the Acupay System by such DTC Participant, the Acupay System will produce completed Tax Certificates. Such DTC Participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificate directly to Acupay for receipt by Acupay no later than the Quick Refund Deadline. Any such Tax Certificates will be dated as of the Interest Payment Date. The original Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the relevant Interest Payment Date.

c.	Acupay will then conduct the Acupay Verification Procedures with respect to the Beneficial Owner Information submitted by the DTC Participants pursuant to paragraph A.1.a of this Article II of Annex A above by comparing such Beneficial Owner Information with the amount of Notes entitled to receipt of income on the Interest Payment Date as reported to Acupay by (i) the paying agent, (ii) DTC as having been held in such DTC Participant’s account and (iii) as established by DTC EDS Elections. Until the Quick Refund Deadline, DTC Participants may revise or resubmit Beneficial Owner Information in order to cure any inconsistency identified.

d.	Acupay will collect payment instructions from DTC Participants or their designees and, no later than 12:00 p.m. New York City time on the third calendar day following the Quick Refund Deadline (or if such day is not a Business Day, the first Business Day immediately preceding such day), will forward PDF copies of the verified Tax Certificates to us and the payment instructions to us and the paying agent.
     2. Beneficial Owners holding through a DTC Participant that is not a Qualified Institution
a. Beneficial owners entitled to receive interest payments or OID income in respect of any Notes gross of any Spanish withholding taxes but who have been paid net of Spanish withholding taxes as a result of holding interests in such Notes through DTC Participants who are not Qualified Institutions will be entitled to utilize the Quick Refund Procedures set forth below.
b. Such beneficial owners may request from us the reimbursement of the amount withheld by providing Acupay, as our agent, with (i) documentation to confirm their securities entitlement in respect of the Notes on the relevant Interest Payment Date (which documentation must include statements from (A) DTC and (B) the relevant DTC Participant setting forth such DTC Participant’s aggregate DTC position on such Interest Payment Date as well as the portion of such position that was paid net and gross of Spanish withholding taxes, together with an accounting record of the amounts of such position and payments which were attributable to the beneficial owner) and (ii) a certificate of tax residency issued by the tax authorities of the country of residence of such beneficial owner (a “Government Tax Residency Certificate”). Such Government Tax Residency Certificate (which will be valid for a period of one year after its date of issuance) together with the information regarding the securities entitlement in respect of the Notes must be submitted to Acupay, acting on our behalf, no later than the Quick Refund Deadline. Acupay will collect payment instructions from DTC Participants or their designees, as the case may be, and, no later than 12:00 p.m. New York City time on the third calendar day following the Quick Refund Deadline (or if such day is not a Business Day, the first Business Day immediately preceding such day), will forward to us PDF copies and originals of the Government Tax Residency Certificates, and to us and the paying agent (x) the related payment instructions and (y) a reconciliation of such payment instructions to (1) the outstanding principal amount of Notes owned through each DTC Participant as of the relevant Interest Payment Date and (2) the outstanding principal amount of such Notes on which interest was paid net of Spanish withholding tax on the relevant Interest Payment Date.
3. Early Redemption of the Notes
     In the case of early redemption, Quick Refund Procedures substantially similar to those procedures set forth in this Article II of Annex A will be made available to beneficial owners. Detailed descriptions of such Quick Refund Procedures will be available upon request from Acupay in the event of such early redemption.
B. Payment Procedures

1.	Upon receipt of the relevant Tax Certificates and Government Tax Residency Certificates together with related documentation (if any) from Acupay pursuant to the procedures in paragraph A. of this Article II, we will review Government Tax Residency Certificates together with related documentation (if any) and confirm the related payments no later than the 18th calendar day of the month following the relevant Interest Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day).

2.	On the 19th calendar day of the month following the relevant Interest Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day), we will make payments equal to the amounts initially withheld from DTC Participants complying with the Quick Refund Procedure to the paying agent and the paying agent shall, within one Business Day of such date, transfer such payments to DTC Participants directly for the benefit of beneficial owners.
Article III
Immediate Refund Procedure (procedure that complies with Spanish Law 13/1985
(as amended by Law 19/2003, Law 23/2005 and Law 4/2008), Royal Decree 1065/2007 and Section 59(s)) of the Corporate
Income Tax Regulation approved by Royal Decree 1777/2004, of July 30, 2004 and Tax Reporting Compliance Procedure for Conversions of the Notes
A.	DTC Participant Submission and Maintenance of Beneficial Owner Tax Information and Beneficial Owner Conversion Information
          1. In accordance with, and at the times laid out in the provisions of the Notes, beneficial owners may request the broker, bank or other nominee holding their Notes through DTC to deliver elections to convert the Notes. Such elections must be submitted by the relevant DTC Participant through the appropriate electronic facilities of DTC (the “DTC Reorganization System”) on a day that such facilities are operational.
          2. Upon its receipt from a beneficial owner of a request to deliver a conversion election for the Notes, a DTC Participant must:
•	at the time that will be announced in the relevant procedure notices, transmit via the DTC Reorganization System an instruction to convert Notes in an amount equal to the aggregate principal amount of the Notes for which instructions to take such action have been received by such DTC Participant from the relevant beneficial owner thereof and not previously entered into the DTC Reorganization System (each such election, a “DTC Conversion Instruction”).
Each DTC Conversion Instruction should represent a conversion election for a single beneficial owner. While a DTC Participant is permitted to submit more than one DTC Conversion Instruction for a single beneficial owner, no more than one beneficial owner may be represented by a single DTC Conversion Instruction.
•	by 5:00 p.m. New York City time on the second Business Day prior to the scheduled settlement date of the conversion (the “Conversion Settlement Date”), each DTC Participant that is a Qualified Institution must enter directly into the Acupay System:
(a) the beneficial owner identity and country of tax residence information required by Spanish tax law as set forth in Article I of Annex B (the “Beneficial Owner Tax Information”) and which has not previously been entered into the Acupay System;
(b) a breakdown of the DTC Conversion Instructions, indicating the identity of the relevant beneficial owners as well as the amount of Notes per instruction and for whom DTC Conversion Instructions have been submitted via the DTC Reorganization System (the “Beneficial Owner Conversion Information”) and which have not previously been entered into the Acupay System; and
(c) the DTC voluntary instruction confirmation number associated with each relevant DTC Conversion Instruction.

          3. Notwithstanding the submission of the Beneficial Owner Tax Information and the Beneficial Owner Conversion Information pursuant to paragraph A.2 of this Article III of Annex A above and the submission of DTC Conversion Instructions through the DTC Reorganization System, each DTC Participant must also ensure, irrespective of any changes in, or beneficial ownership of, such DTC Participant’s position in the Notes, the continuing accuracy of the Beneficial Owner Tax Information, through 9:45 a.m. New York City time on each relevant Conversion Settlement Date, or on each interest payment date that is related to any of the four events described in paragraph B.1.(b) of this Article III of Annex A below (each, an “Interest Payment Date”), as relevant, by making appropriate entries or requests for manual entries or adjustments, as the case may be, through the Acupay System. All changes in beneficial ownership must be reflected, including those changes (via Acupay) which do not impact the DTC Participant’s overall position at DTC for which DTC Conversion Instructions have been submitted, or the portion of that position at DTC as to which no Spanish withholding tax is required.
          4. DTC shall promptly deliver conversion requests (each such request a “Conversion Notice”) to us through the facilities of Acupay. The Business Day when Acupay receives each Conversion Notice from DTC shall be deemed a “Conversion Date” with respect to the relevant quantity of Notes and Shares.
B.	Tax Certification Production and Execution
          1. After entry of Beneficial Owner Tax Information and Beneficial Owner Conversion Information into the Acupay System by a DTC Participant, the Acupay System will:
(a) produce completed forms of Exhibit IV-A or Exhibit IV-B to Annex B (as required by Spanish law) (the “Conversion Tax Certificates”), which shall summarize the Beneficial Owner Tax Information and the Beneficial Owner Conversion Information submitted by such DTC Participant into the Acupay System for the aggregate principal amount of Notes as to which tax relief, or compliance with the relevant tax reporting requirements, as the case may be, is sought and the income, if any, that is ascribed to the conversion operation. The amount of income that will be printed on the certificates will be computed by the Acupay System generally utilizing, in the case of cash settlement and combination settlement (but in this latter case only with respect to the amount of cash delivered to the converting holders), the volume weighted average price per share for the third Business Day prior to the Conversion Settlement Date (as explained in more detail in paragraph C of this Article III of Annex A below).
(b) When any conversion occurs in relation to the following four events and with respect to events (ii) through (iv) below when Acupay receives timely notice of such event from us, the Acupay System will also produce an additional set of tax certificates (the “Interest Tax Certificates”) relating to the interest income to be received from a coupon payment:
(i)	if the beneficial owner converts its Notes following the regular record date immediately preceding the maturity date;

(ii)	if the beneficial owner converts its Notes in connection with a fundamental change and we have specified a repurchase date in connection therewith that is after a record date and on or prior to the corresponding interest payment date;

(iii)	if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date, and the Note is surrendered for conversion after the close of business on such record date and on or before the open of business on such interest payment date; or

(iv)	to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to the Notes.
          2. Interest Tax Certificates and Conversion Tax Certificates are collectively referred to herein as “Tax Certificates”.
          3. Each DTC Participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of each duly signed Tax Certificate directly to Acupay for receipt by 5:30 p.m. New York City time on the second Business Day prior to the Conversion Settlement Date. The original of each Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Conversion Settlement Date or Interest Payment Date. These Tax Certificates will be dated as of the Conversion Settlement Date or the Interest Payment Date, as applicable.

          NOTE: A DTC Participant that obtains favorable tax treatment through this procedure and fails to submit to Acupay the original physical Tax Certificates as described above may be prohibited by us from using this procedure to obtain favorable tax treatment for future conversions or interest payments for Notes which have not been converted. In such event, the DTC Participant, as the case may be, (i) will receive any future interest payment or conversion consideration (in respect of cash settlement conversions or combination settlement conversions, but in this latter case only with respect to the amount of cash delivered to the converting holders) on its entire position of remaining non-converted Notes net of the applicable Spanish withholding tax (currently 19%) and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law as described in Article II of Annex B, or (ii) will have to comply with certain separate formalities with the Spanish tax authorities with respect to the reporting of positive income upon conversion of its Notes (in the case of physical settlement or combination settlement, but in this latter case only with respect to the ordinary shares delivered to the converting holders).
C.	Conversion Tax Calculations and Tax Certificates
          1. As the conversion of Notes may be a taxable event under Spanish tax law and for the purposes of Spanish Law 13/1985 (as amended by Law 19/2003, Law 23/2005 and Law 4/2008), the income (if any) attributable to each such conversion will be calculated by Acupay using the following methodology:
(a)	Acupay will examine our notice of election of settlement method (if any such notice has been sent) to determine the type of settlement method which has been selected by us. Such settlement method may be one of the following:
i.	Payment or delivery of cash (i.e. “cash settlement”) or

ii.	Payment or delivery of our ordinary shares (i.e., “physical settlement”).

iii.	Payment or delivery of a combination of cash and ordinary shares of the company (i.e. “combination settlement”).
(b)	The amount of cash to be paid by us and/or the number of our ordinary shares to be delivered upon conversion (the “Settlement Amount”) will be computed by us and reported on a notice given by us to Acupay and the conversion agent prior to 8:00 a.m. New York City time on the second Business Day prior to the Conversion Settlement Date (the “Issuer’s Notice of Settlement”). The amounts indicated on such notice are to be computed as follows:
i.	if we elect physical settlement, we will deliver to the converting holder a number of our ordinary shares equal to the product of (1) the aggregate principal amount of Notes to be converted, divided by $1,000, and (2) the applicable conversion rate on the related company process date; and

ii.	if we elect cash settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of Notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the relevant conversion period.

iii.	If we elect combination settlement, we will deliver and pay, as the case may be, to the converting holder both our ordinary shares, if any, and cash (in lieu of, and with a value, based on the volume-weighted average price on each trading day of the conversion period, equal to, the remaining number of our ordinary shares that would otherwise be delivered if we had elected physical settlement). Specifically, in respect of each $1,000 principal amount of Notes being converted, we will deliver a number of our ordinary shares, if any, and we will pay an amount of cash equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the relevant conversion period.

iv.	If we do not deliver a notice of election of settlement as described in the “Description of the Notes—Conversion Settlement” we shall be deemed to have elected combination settlement and the specified dollar amount will be equal to $1,000.
(c)	The Acupay System will compute the amount of income to be attributed to each conversion operation and printed on each Conversion Tax Certificate in accord with the character of the consideration to be delivered:
•	Share Consideration: The income will be computed as (A) the difference between the (i) market value of the shares to be delivered by us on the Conversion Settlement Date and (ii) the issue price of the related Notes to be converted on such date, plus (B) any cash paid in lieu of fractional shares.

The value of the shares initially employed in such calculations will be computed by the Acupay System employing the volume weighted average price per share (or if the volume weighted price per share is not available, the average of the closing bid and closing ask prices) on the third Business Day before the Conversion Settlement Date (i.e., the Business Day immediately preceding the date on which each related Tax Certificate is initially drafted). In the absence of the availability of such data sources, the price will be determined by a nationally recognized securities dealer retained by Acupay for that purpose. In each case, the quotations or prices will be determined without reference to extended or after hours trading.

•	Cash: The income will be computed as the difference between (i) the amount of cash to be received by the converting beneficial owner as specified in the Issuer’s Notice of Settlement and (ii) the issue price of the related Notes to be converted.

•	Combination of Shares and Cash: With respect to the ordinary shares delivered to the converting holders, the income will be computed as explained in Section C.1.(c) “Share Consideration” above, while with respect to the amount of cash delivered to the converting holders, the income will be computed as explained in Section C.1.(c) “Cash” above, in both cases on a pro-rata basis considering the related Notes to be converted in ordinary shares and cash, respectively.
In the event that the income computed with respect to a conversion operation is less than “0” (zero), it shall be deemed to be “0” (zero) for the purpose of this paragraph.

The amount of income arising out of each conversion operation will be printed on the Conversion Tax Certificates produced by the Acupay System for use by the relevant DTC Participants, as described below.

(d)	At 9:00 a.m. New York City time on the Business Day immediately preceding each Conversion Settlement Date, Acupay will update the income computations described within this section C of Article III of Annex A in order to determine whether income amounts computed employing share prices obtained as of 4:00 p.m. on the second Business Day before the Conversion Settlement Date would be materially different from the income amounts computed and employed previously. If there is a positive or negative difference in the income as previously computed equal to or less than $0.25 per $100.00 of Notes so affected, such difference (if any, and whether positive or negative) will be deemed “non-material” and will be ignored for the purpose of these tax certification procedures. However, if such difference (whether positive or negative) is greater than $0.25 per $100.00 principal amount of Notes then:
(1) At 9:30 a.m. New York City time on the Business Day immediately preceding each Conversion Settlement Date, all Conversion Tax Certificates previously received by Acupay will be cancelled in the Acupay System;
(2) At 9:30 a.m. New York City time on the Business Day immediately preceding the relevant Conversion Settlement Date, the Acupay System will produce replacement Conversion Tax Certificates to replace each cancelled Conversion Tax Certificate;
(3) Acupay staff will transmit a request to all affected DTC Participants that they (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of each duly signed replacement Conversion Tax Certificate directly to Acupay for receipt by 4:00 p.m. New York City time on the Business Day immediately preceding the relevant Conversion Settlement Date; and
(4) The Acupay System will employ the updated amount of conversion income computed on the Business Day immediately preceding the relevant Conversion Settlement Date in place of the amount of such income previously computed for all relevant purposes described in this Article III of Annex A.
NOTE: A DTC Participant that obtains favorable tax treatment through this procedure and fails to submit to Acupay the original physical Tax Certificates as described above may be prohibited by us from using this procedure to obtain favorable tax treatment for future conversion operations or income payments. In such event, the DTC Participant, as the case may be, (i) will receive any future interest payment or conversion consideration (in respect of cash settlement conversions or combination settlement conversions, but in this latter case only with respect to the amount of cash delivered to the converting holders) on its entire position of remaining non-converted Notes net of the applicable Spanish withholding tax (currently 19%) and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law as described in Article II of Annex B or (ii) will have to comply with certain separate formalities with the Spanish tax authorities with respect to the reporting of positive income upon conversion of its Notes (in the case of physical settlement or combination settlement, but in this latter case only with respect to the ordinary shares delivered to the converting holders).
D.	Additional Acupay Procedures
          1. In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks (collectively, the “Acupay Verification Procedures”):
(a) comparing the Beneficial Owner Tax Information and Tax Certificates provided in respect of each DTC Participant’s position with the DTC Conversion Instructions or other relevant instructions transmitted via DTC by each DTC Participant in order to determine whether any discrepancies exist between such information, the corresponding DTC Conversion Instructions and the DTC Participant’s position in the Notes at DTC;
(b) collecting and collating all Tax Certificates received from the DTC Participants;
(c) reviewing the Beneficial Owner Tax Information and the Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Tax Information have been supplied and that such fields of information are responsive to the requirements of such Tax Certificates in order to receive payments without Spanish withholding tax being assessed, if applicable;
(d) reviewing DTC Conversion Instructions and reconciling the principal amount of Notes represented by such elections to (i) the relevant DTC Participant’s position at DTC; (ii) the amount of DTC Conversion Instructions submitted via DTC by such DTC Participant, (iii) the Beneficial Owner Conversion Information submitted by such DTC Participant via the Acupay System, and (iv) the amount of positions represented by Tax Certificates submitted by such DTC Participant and received by Acupay; and

(e) liaising with the DTC Participants in order to request that such DTC Participants:
(1) complete any missing or correct any erroneous Beneficial Owner Tax Information, Beneficial Owner Conversion Information or Tax Certificates identified pursuant to the procedures set forth in (a), (c) and (d) above;
(2) confirm, if deemed necessary, any non-conversion of their clients’ Notes; and
(3) revise any Tax Certificates identified pursuant to the procedures set forth in (a), (c), and (d) above as containing incomplete or inaccurate information.
          2. In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks (collectively, the “Conversion Verification Procedures”):
(a) Determining based on the procedures established for such purpose in section C of this Article III of Annex A above whether or not the conversion of Notes would result in income attributable to such conversion:
(1) If no income would be attributable to such conversion, no further Conversion Verification Procedures would be required.
(2) If any conversions are to be undertaken, Acupay shall determine for each DTC Participant whether the principal amount of Notes to be converted through any DTC Participant’s account is consistent with the principal amount of Notes to be converted as set forth in the related Beneficial Owner Conversion Information (and reported on the Conversion Tax Certificates) supplied by such DTC Participant via the Acupay System. If any data in the Conversion Tax Certificates is not consistent with the underlying data provided by the DTC Participant or by DTC by 9:45 a.m. on the relevant Conversion Settlement Date, then such Conversion Tax Certificates that have been submitted by or on behalf of such DTC Participant will be disregarded by Acupay for all purposes. This may result in the delivery of certain conversion consideration net of Spanish withholding tax.
E.	Updating and Verification of Beneficial Owner Tax Information and Beneficial Owner Conversion Information
          1. Beginning at 7:45 a.m. New York City time on each Conversion Settlement Date, Acupay will, through the Acupay Verification Procedures and Conversion Verification Procedures, perform the final review of each DTC Participant’s Tax Certificates, Beneficial Owner Tax Information, Beneficial Owner Conversion Information, DTC Conversion Instructions, and changes in DTC positions in the Notes which have not been submitted for conversion. Based on these verification procedures Acupay will (i) seek to notify any affected DTC Participant until 9:45 a.m. New York City time on Conversion Settlement Date of any inconsistencies among these data, or erroneous or incomplete information provided by such DTC Participant and (ii) use its best efforts to obtain revised Tax Certificates, Beneficial Owner Tax Information or Beneficial Owner Conversion Information from any such DTC Participant as necessary to correct any inconsistencies, erroneous or incomplete information. The failure to correct any such inconsistencies, including the failure to fax or send PDF copies of new or amended Tax Certificates by 9:45 a.m. New York City time on the Conversion Settlement Date (or if Acupay, despite its best efforts to do so, does not confirm receipt of such correction by 9:45 a.m. New York City time on the Conversion Settlement Date) will result in the delivery of certain conversion consideration in respect of the relevant DTC Conversion Instructions being made net of Spanish withholding tax.
          2. No later than 11:00 a.m. New York City time on each Conversion Settlement Date, Acupay will release (through a secure data upload/download facility) PDF copies of the related signed Tax Certificates to us. Acupay will forward original paper Tax Certificates it receives for receipt by us no later than the 15th calendar day of the month immediately following each Conversion Settlement Date. Acupay shall maintain records of all Tax Certificates (and other information received through the Acupay System) for the longer of (x) five years from the related Conversion Settlement Date or (y) five years following the final maturity or redemption of the Notes, and shall, during such period, make copies of such records available to us at all reasonable times upon request. In the event that we notify Acupay in writing that we are being tax audited, Acupay shall maintain such duplicate back-up copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

          3. By 11:00 a.m. New York City time on each Conversion Settlement Date, Acupay will release through a secure data upload facility to us, DTC and the conversion agent a final conversion settlement report. Such report will indicate for each DTC Participant (i) the total principal amount of Notes converted for settlement on such day with respect to each DTC Conversion Instruction; the relevant portion of each conversion operation (ii) for which no taxes need to be withheld, and (iii) for which taxes need to be withheld; and (iv) the net amount of cash and/or shares to be delivered with respect to each DTC Conversion Instruction. The final conversion settlement report will also state the share valuations employed in the computation of tax liabilities attributable to all relevant conversion operations. Any amounts so deducted by the conversion agent to satisfy the relevant DTC Participant’s withholding tax liability shall be promptly transmitted to us, and Acupay shall promptly confirm any such deduction to the relevant DTC Participant.
          4. Notwithstanding anything herein to the contrary, we may direct the conversion agent and DTC to ignore the final conversion settlement report and to undertake conversion settlements in a manner different from that set forth in the final conversion settlement report if we (i) determine that there are any inconsistencies with the tax certification activity therein represented or any information set forth in the final conversion settlement report is, to our knowledge, inaccurate, and (ii) provide notice of such determination in writing to the conversion agent, DTC and Acupay prior to 11:30 a.m. New York City time on the relevant Conversion Settlement Date along with a list of the affected DTC Participants and the net conversion consideration attributable to each such DTC Participant.
Article IV
Quick Refund Procedure for Conversion Operations
1.	Documentation Procedures

1.1	Beneficial owners holding through a Qualified Institution that is a DTC Participant
          a. Beginning at 9:00 a.m. New York City time on the Business Day following each Conversion Settlement Date until 5:00 p.m. on the tenth calendar day of the month following the relevant Conversion Settlement Date (or if such day is not a Business Day, the first Business Day immediately preceding such day) (the “Quick Refund Deadline”), a DTC Participant (i) which is a Qualified Institution, as defined in Article I of Annex B and holds Notes on behalf of beneficial owners entitled to exemption from Spanish withholding tax and (ii) which was paid net of Spanish withholding taxes due to a failure to comply with the Immediate Refund Procedure for Conversions of the Notes set forth in Article III of Annex A above, may submit through the Acupay System the Beneficial Owner Tax Information and, if applicable, the Beneficial Owner Conversion Information with respect to beneficial ownership positions converted on such date. After entry of the Beneficial Owner Tax Information and the Beneficial Owner Conversion Information into the Acupay System by such DTC Participant, the Acupay System will produce completed Tax Certificates. Such DTC Participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificates directly to Acupay for receipt by Acupay no later than the Quick Refund Deadline. Such Tax Certificates will be dated as of the Conversion Settlement Date or the Interest Payment Date, as applicable. The original Tax Certificates must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the relevant Conversion Settlement Date or Interest Payment Date, as applicable.
          b. Acupay will then conduct the Acupay Verification Procedures with respect to the Beneficial Owner Tax Information and the Conversion Verification Procedures with respect to the Beneficial Owner Conversion Information submitted by the DTC Participants pursuant to paragraph 1.1.a of this Article IV of Annex A above by comparing such Beneficial Owner Tax Information and Beneficial Owner Conversion Information with such DTC Participant’s DTC Conversion Instructions and such DTC Participant’s position in the Notes as reported by the close of business on the first Business Day before the Conversion Settlement Date or the Interest Payment Date. DTC Participants may, until the specified deadlines, revise Beneficial Owner Tax Information and Beneficial Owner Conversion Information lodged in the Acupay System (and related Tax Certificates) in order to cure any inconsistency detected through the Acupay Verification Procedures and the Conversion Verification Procedures.
          Any misalignment between the total principal amount of Notes converted by any DTC Participant account and the total principal amount of Notes converted as determined via the related Beneficial Owner Conversion Information supplied by such DTC Participant via the Acupay System, will result in such DTC Participant not being permitted to follow the Quick

Refund Procedures set forth in this Article IV of Annex A, and any beneficial owner holding through such DTC Participant will instead need to rely on the Direct Refund Procedures set forth in Article II of Annex B below.
          c. Acupay will reconcile the Tax Certificates to the reports of DTC positions which were converted on the Conversion Settlement Date (as certified by DTC) and DTC Conversion Instructions until the Quick Refund Deadline. Acupay will collect payment instructions from DTC Participants or their designees and, no later than 12:00 p.m. New York City time on the third calendar day following the Quick Refund Deadline (or if such day is not a Business Day, the first Business Day immediately preceding such day), will release (through a secure data upload/download facility) PDF copies of the verified Tax Certificates to us and the payment instructions to us and the conversion agent or paying agent, as applicable.
1.2	Beneficial owners holding through a DTC Participant that is not a Qualified Institution
          a. Beneficial owners entitled to obtain income in respect of the Notes (including conversion income derived from the conversion of the Notes) gross of any Spanish withholding taxes but who have been paid net of Spanish withholding taxes as a result of holding interests in the Notes through DTC Participants who are not Qualified Institutions will be entitled to utilize the Quick Refund Procedure set forth in the following paragraph.
          b. Such beneficial owners may request from us the reimbursement of the amount withheld by providing Acupay, as our agent, with (i) documentation to confirm their securities entitlement in respect of the Notes on the relevant Conversion Settlement Date or Interest Payment Date, as applicable (which documentation must include statements from (A) DTC, (B) the relevant DTC Participant setting forth such DTC Participant’s aggregate DTC position on the Conversion Settlement Date or Interest Payment Date as well as the portion of such position that was paid net and gross of withholding taxes, together with an accounting record of the amounts of such position and payments which were attributable to the beneficial owner), and from the relevant DTC Participant describing the operations (if any) conducted regarding the conversion of the Notes and (ii) a certificate of residency issued by the tax authorities of the country of residency of such beneficial owner (a “Government Tax Residency Certificate”). Such Government Tax Residency Certificate (which is currently valid for a period of one year after its date of issuance) together with the information regarding the securities entitlement in respect of the Notes must be submitted to Acupay on our behalf no later than the Quick Refund Deadline. Acupay will collect payment instructions from DTC Participants or their designees, as the case may be, and, no later than 12:00 p.m. New York City time on the third calendar day following the Quick Refund Deadline (or if such day is not a Business Day, the first Business Day immediately preceding such day), will release to us (through a secure data upload/download facility) PDF copies of the Government Tax Residency Certificates, and to us and the conversion agent or paying agent, as applicable (x) the related payment instructions and (y) a reconciliation of such payment instructions to (1) the outstanding principal amount of Notes owned through each DTC Participant as of the close of business on the first Business Day before the Conversion Settlement Date and (2) the outstanding principal amount of such Notes on which income (including conversion income derived from the conversion of the Notes) was paid net of Spanish withholding tax on the relevant Conversion Settlement Date or Interest Payment Date. Acupay will forward all original Government Tax Residency Certificates it receives for receipt by us no later than the 15th calendar day of the month immediately following each Interest Payment Date or Conversion Settlement Date, as applicable.
1.3	Early Redemption of the Notes
          In the case of the early redemption or repurchase of the Notes upon either a fundamental change or other event, a Quick Refund Procedure substantially similar to those procedures set forth in this Article IV of Annex A will be made available to investors. A detailed description of each such Quick Refund Procedure will be available upon request from Acupay in the event of the announcement of such event.
2.	Payment Procedures
          1. Upon receipt of the relevant Tax Certificates and Government Tax Residency Certificates together with related documentation (if any) from Acupay pursuant to the procedures in part 1 of this Article IV of Annex A, we will review such certificates together with related documentation (if any) and confirm the approved elections and related payments no later than the 18th calendar day of the month following the relevant Conversion Settlement Date or Interest Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day).
2. On the 19th calendar day of the month following the relevant Conversion Settlement Date or Interest Payment Date (or if such day is not a Business Day, the first Business Day immediately preceding such day), we will make payments equal to the amounts initially withheld from DTC Participants complying with the Quick Refund Procedure to the conversion agent or paying agent, as applicable, and the conversion agent or paying agent, as applicable, shall, within one Business Day of such date, transfer such payments to DTC Participants directly for the benefit of beneficial owners.

FORMS OF REQUIRED SPANISH WITHHOLDING TAX DOCUMENTATION AND PROCEDURES FOR DIRECT REFUNDS FROM SPANISH TAX AUTHORITIES
Article I
Documentation Required by Spanish Tax Law pursuant to the Immediate Refund Procedure

1.	If the holder of a Note is not resident in Spain for tax purposes and acts for its own account and is a central bank, other public institution or international organization, a bank or credit institution or a financial entity, including collective investment institutions, pension funds and insurance entities, resident in an OECD country (including the United States) or in a country with which Spain has entered into a double tax treaty subject to a specific administrative registration or supervision scheme (each, a “Qualified Institution”), the entity in question must certify its name and tax residency substantially in the form provided in Exhibit I to this Annex.

2.	In the case of transactions in which a Qualified Institution which is a holder of Notes acts as an intermediary, the entity in question must, in accordance with the information contained in its own records, certify the name and country of tax residency of each beneficial owner not resident in Spain for tax purposes as of the Interest Payment Date substantially in the form provided in Exhibit II to this Annex.

3.	In the case of transactions which are channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the entity in question (i.e., the clearing system participants) must, in accordance with the information contained in its own records, certify the name and country of tax residency of each beneficial owner not resident in Spain for tax purposes as of the Interest Payment Date substantially in the form provided in Exhibit II to this Annex.

4.	If the beneficial owner is resident in Spain for tax purposes and is subject to Spanish Corporate Income Tax, the entities listed in paragraphs (2) or (3) above (such as the participants in DTC which are Qualified Institutions) must submit a certification specifying the name, address, Tax Identification Number, the CUSIP or ISIN code of the Notes, the beneficial interest in the principal amount of the Notes held at each Interest Payment Date, gross income and amount withheld, substantially in the form set out in Exhibit III to this Annex.

5.	In the case of beneficial owners who do not hold their interests in the Notes through Qualified Institutions or whose holdings are not channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the beneficial owner must submit (i) proof of beneficial ownership and (ii) a Government Tax Residency Certificate.
Article II
Direct Refund from Spanish Tax Authorities Procedure
1.	Beneficial owners entitled to exemption from Spanish withholding tax who have not timely followed either the Immediate Refund Procedure set forth in Article I of Annex A or the Quick Refund Procedure set forth in Article II of Annex A, and therefore have been subject to Spanish withholding tax, may request a full refund of the amount that has been withheld directly from the Spanish tax authorities.

Beneficial owners have up to the time period allowed pursuant to Spanish law (currently, a maximum of four years as of the relevant Interest Payment Date to claim the amount withheld from the Spanish Treasury by filing with the Spanish tax authorities (i) the relevant Spanish tax form, (ii) proof of beneficial ownership and (iii) a Government Tax Residency Certificate (from the IRS in the case of U.S. resident beneficial owners)).

B-1

Exhibit I
Modelo de certificación en inversiones por cuenta propia
Form of Certificate for Personal Account Investments

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de) (function)                                          , en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 44.2(a) del Real Decreto 1065/2007, in the name of and on behalf of the Entity indicated below, for purposes of article 44.2(a) of Royal Decree 1065/2007,
CERTIFICO:
I certify
1. Que el nombre o razón social de la Entidad que represento es:
That the name of the Entity I represent is:
2. Que su residencia fiscal es la siguiente:
That its residence for tax purposes is:
3. Que la Entidad que represento está inscrita en el Registro                de
That the institution I represent is recorded in the Register                      of
(país, estado, ciudad), con el número
(country, state, city), under number
4. Que la Entidad que represento está sometida a la supervisión de               (Órgano supervisor)
That the institution I represent is supervised by                    (Supervisory body)

en virtud de	(normativa que lo regula)
pursuant to                                                                                    (governing rules).
Todo ello en relación con:
All the above in relation to:
Identificación de los valores poseídos por cuenta propia

E-I-1

Identification of securities held for personal account
Importe de los rendimientos
Income derived
Lo que certifico en                               a                     de                      de 20
I certify the above in                     on the                     of                     of 20

E-I-2

Exhibit II
Modelo de certificación en inversiones por cuenta ajena
Form of Certificate for Third Party Investments

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de) (function)                                            , en nombre y representación de la Entidad bajo señalada a los efectos previstos en el artículo 44.2(b) y (c) del Real Decreto 1065/2007, in the name of and on behalf of the Entity indicated below, for purposes of article 44.2(b) and (c) of Royal Decree 1065/2007,
CERTIFICO:
I certify:
1. Que el nombre o razón social de la Entidad que represento es:
That the name of the Entity I represent is:
2. Que su residencia fiscal es la siguiente:
That its residence for tax purposes is:
3. Que la Entidad que represento está inscrita en el Registro      de
That the institution I represent is recorded in the                       Register of
(país, estado, ciudad), con el número
(country, state, city), under number
4. Que la Entidad que represento está sometida a la supervisión de                    (Órgano supervisor)
That the institution I represent is supervised by                     (Supervision body)

en virtud de	(normativa que lo regula)
pursuant to                                                                                     (governing rules).

E-II-1

5. Que, de acuerdo con los Registros de la Entidad que represento, la relación de titulares adjunta a la presente certificación, comprensiva del nombre de cada uno de los titulares no residentes, su país de residencia y el importe de los correspondientes rendimientos, es exacta, y no incluye personas o Entidades residentes en España o en los países o territorios que tienen en España.1
That, according to the records of the Entity I represent, the list of beneficial owners hereby attached, including the names of all the non-resident holders, their country of residence and the amounts of the corresponding income is accurate, and does not include person(s) or institution(s) resident in Spain.2
Lo que certifico en                     a           de      de 20
I certify the above in                      on the                     of                     of 20
RELACIÓN ADJUNTA A CUMPLIMENTAR:
TO BE ATTACHED:
Identificación de los valores:
Identification of the securities
Listado de titulares:
List of beneficial owners:
Nombre / País de residencia / Importe de los rendimientos
Name / Country of residence / Amount of income

[1]	Derogado en virtud de lo previsto en el artículo 4 y la Disposición Derogatoria Única del Real Decreto-Ley 2/2008, de 21 de abril, de medidas de impulso a la actividad económica.

[2]	Abolished by virtue of article 4 and Repealing Disposition of Royal Decree-Law 2/2008, of 21 April, on measures to promote the economic activity.

E-II-2

Exhibit III
Modelo de certificación para hacer efectiva la exclusión de retención a los sujetos pasivos del Impuesto sobre Sociedades y a los establecimientos permanentes sujetos pasivos del Impuesto sobre la Renta de No Residentes (a emitir por las entidades citadas en el art. 44.2(a) del Real Decreto 1065/2007)
Certificate for application for exemption to Spanish Corporate Income Tax withholding for taxpayers and for permanent establishments of Spanish Non-Resident Income Tax taxpayers (to be issued by entities mentioned under article 44.2(a) of Royal Decree 1065/2007)

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de) (function)                                         , en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 59(s) del Real Decreto 1777/2004, in the name of and on behalf of the Entity indicated below, for the purposes of article 59(s) of Royal Decree 1777/2004,
CERTIFICO:
I certify:
1. Que el nombre o razón social de la Entidad que represento es:
That the name of the Entity I represent is:
2. Que su residencia fiscal es la siguiente:
That its residence for tax purposes is:
3. Que la Entidad que represento está inscrita en el Registro               de
That the institution I represent is recorded in the                       Register of
(país, estado, ciudad), con el número
(country, state, city), under number
4. Que la Entidad que represento está sometida a la supervisión de                      (Órgano supervisor)
That the institution I represent is supervised by                     (Supervision body)

en virtud de	(normativa que lo regula)
pursuant to                                                                                     (governing rules).
5. Que, a través de la Entidad que represento, los titulares incluídos en la relación adjunta, sujetos pasivos del Impuesto sobre Sociedades y establecimientos permanentes en España de sujetos pasivos del Impuesto sobre la Renta de no Residentes, son perceptores de los rendimientos indicados.
That, through the Entity I represent, the list of holders hereby attached, are Spanish Corporate Income Tax taxpayers and permanent establishment in Spain of Non-Resident Income Tax taxpayers, and are recipients of the income indicated below.
6. Que la Entidad que represento conserva, a disposición del emisor, fotocopia de la tarjeta acreditativa del número de identificación fiscal de los titulares incluídos en la relación.
That the Entity I represent maintains, at the disposal of Telvent GIT, S.A., a photocopy of the card evidencing the Fiscal Identification Number of the holders included in the attached list.
Lo que certifico en                 a                 de                      de 20
I certify the above in                       on the                     of                      of 20

E-III-1

RELACIÓN ADJUNTA
TO BE ATTACHED
Identificación de los valores:
Identification of the securities
Razón social / Domicilio / Número de identificación fiscal / Número de valores / Rendimientos brutos / Retención al 19%
Name / Domicile / Fiscal Identification Number / Number of securities / Gross income / Amount withheld at 19%.

E-III-2

Exhibit IV-A
Modelo de certificación para conversiones — Inversiones por cuenta propia
Form of Certificate for Conversions — Own Party Investments

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de) (function)                                          , en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 44.2(a) del Real Decreto 1065/2007, in the name of and on behalf of the Entity indicated below, for purposes of article 44.2(a) of Royal Decree 1065/2007,
CERTIFICO:
I certify
1. Que el nombre o razón social de la Entidad que represento es:
That the name of the Entity I represent is:
2. Que su residencia fiscal es la siguiente:
That its residence for tax purposes is:
3. Que la Entidad que represento está inscrita en el Registro                de
That the institution I represent is recorded in the Register                      of
(país, estado, ciudad), con el número
(country, state, city), under number
4. Que la Entidad que represento está sometida a la supervisión de                     (Órgano supervisor)
That the institution I represent is supervised by                    (Supervisory body)

en virtud de	(normativa que lo regula)
pursuant to                                                                        (governing rules).
Todo ello en relación con:
All the above in relation to:

E-IV-A-1

Identificación de los valores poseídos por cuenta propia
Identification of securities held for personal account
Importe de los rendimientos
Income derived
Lo que certifico en                          a                     de                     de 20
I certify the above in                     on the                     of                     of 20

E-IV-A-2

Exhibit IV-B
Modelo de certificación para conversiones — Inversiones por cuenta ajena
Form of Certificate for Conversions — Third Party Investments

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de) (function)                                          , en nombre y representación de la Entidad bajo señalada a los efectos previstos en el artículo 44.2(b) y (c) del Real Decreto 1065/2007, in the name of and on behalf of the Entity indicated below, for purposes of article 44.2(b) and (c) of Royal Decree 1065/2007,
CERTIFICO:
I certify:
1. Que el nombre o razón social de la Entidad que represento es:
That the name of the Entity I represent is:
2. Que su residencia fiscal es la siguiente:
That its residence for tax purposes is:
3. Que la Entidad que represento está inscrita en el Registro de
That the institution I represent is recorded in the                       Register of
(país, estado, ciudad), con el número
(country, state, city), under number
4. Que la Entidad que represento está sometida a la supervisión de                     (Órgano supervisor)
That the institution I represent is supervised by                    (Supervision body)

en virtud de	(normativa que lo regula)
pursuant to                                                                        (governing rules).

5. Que, de acuerdo con los Registros de la Entidad que represento, la relación de titulares adjunta a la presente certificación, comprensiva del nombre de cada uno de los titulares no residentes, su país de residencia y el importe de los correspondientes rendimientos, es exacta, y no incluye personas o Entidades residentes en España o en los países o territorios que tienen en España ..3
That, according to the records of the Entity I represent, the list of beneficial owners hereby attached, including the names of all the non-resident holders, their country of residence and the amounts of the corresponding income is accurate, and does not include person(s) or institution(s) resident in Spain.4
Lo que certifico en                          a                     de           de 20
I certify the above in                      on the                     of                     of 20
RELACIÓN ADJUNTA A CUMPLIMENTAR:
TO BE ATTACHED:
Identificación de los valores:
Identification of the securities
Listado de titulares:
List of beneficial owners:
Nombre / País de residencia / Importe de los rendimientos
Name / Country of residence / Amount of income
Lo que certifico en                     a                de                de 20
I certify the above in                      on the                      of                                        of 20

[3]	Derogado en virtud de lo previsto en el artículo 4 y la Disposición Derogatoria Única del Real Decreto-Ley 2/2008, de 21 de abril, de medidas de impulso a la actividad económica.

[4]	Abolished by virtue of article 4 and Repealing Disposition of Royal Decree-Law 2/2008, of 21 April, on measures to promote the economic activity.

E-IV-A-2